SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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Euronet Worldwide, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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EURONET WORLDWIDE, INC.

4601 COLLEGE BOULEVARD

SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2004

Euronet Worldwide, Inc., a Delaware corporation (“Euronet,” “we” or “us”), will hold the Annual Meeting of our Stockholders on Monday, May 24, 2004 at 2:00 p.m. (Central time), at the Doubletree Hotel, Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, for the following purposes:

1.	To elect three directors, each to serve a three-year term expiring upon the 2007 Annual Meeting of Stockholders or until a successor is duly elected and qualified.

2.	To approve an amendment to the Euronet Worldwide, Inc. 2002 Stock Incentive Plan allocating an additional one million five hundred thousand (1,500,000) shares of Euronet Common Stock for distribution under such plan.

3.	To transact such other business as may properly come before the meeting or any adjournment of the meeting.

Our Board of Directors (the “Board”) has fixed the close of business on April 9, 2004, as the record date for the determination of stockholders entitled to notice of, and to vote at, the annual meeting and at any adjournment of the meeting.

All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage prepaid envelope provided for that purpose. Any stockholder attending the meeting may vote in person even if he or she returned a proxy.

By Order of the Board,

Jeffrey B. Newman

Executive Vice President,

General Counsel and Secretary

April 21, 2004

EURONET WORLDWIDE, INC.

4601 COLLEGE BOULEVARD

SUITE 300

LEAWOOD, KANSAS 66211

913-327-4200

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 24, 2004

DATE, TIME AND PLACE OF MEETING

Euronet Worldwide, Inc. (“Euronet,” “we” or “us”) is furnishing this proxy statement in connection with the solicitation of proxies by our Board of Directors (the “Board”), for use at the annual meeting of stockholders to be held on Monday, May 24, 2004, at 2:00 p.m. (Central time), at the Doubletree Hotel, Corporate Woods, 10100 College Boulevard, Overland Park, Kansas 66210, and at any adjournment of the meeting (the “Annual Meeting”).

Record Date; Quorum; Outstanding Shares

Stockholders at the close of business on April 9, 2004 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting. The stockholders will be entitled to one vote for each share of Common Stock, par value $0.02 per share (the “Common Stock”), held of record at the close of business on the Record Date. To take action at the Annual Meeting, a quorum composed of holders of one-third of the outstanding shares of Common Stock must be represented by proxy or in person at the Annual Meeting. On February 29, 2004 there were 30,316,016 shares of Common Stock outstanding. No shares of preferred stock are outstanding.

Date of Mailing

We are first sending this proxy statement, the accompanying proxy and our annual report to stockholders for the year ended December 31, 2003 (the “Annual Report”) to stockholders on or about April 21, 2004.

REVOCABILITY OF PROXIES

Shares of Common Stock represented by valid proxies that we receive at any time up to and including the day of the Annual Meeting will be voted as specified in such proxies. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the Annual Meeting and voting in person or by filing with Euronet’s secretary an instrument of revocation or a duly executed proxy bearing a later date.

VOTING AND SOLICITATION

Each share of Common Stock issued and outstanding as of the Record Date will have one vote on each of the matters presented herein. Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of elections appointed for the Annual Meeting. We will treat shares that are voted “For,” “Against” or “Withheld From” a matter as being present at the meeting for purposes of establishing a quorum and also as shares entitled to vote at the Annual Meeting (the “Votes Cast”). We will treat abstentions and broker non-votes also as shares that are present and entitled to be voted for purposes of determining the presence of a quorum. Abstentions will count in determining the total number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will have the same effect as a vote against such a proposal. Broker non-votes will not count in determining the number of Votes Cast with respect to a proposal that requires a majority of Votes Cast and, therefore, will not affect the outcome of the voting on such a proposal. Proposal 1: Election of Directors must be approved by a plurality of stockholders voting at the Annual Meeting and Proposal 2: Amendment to Euronet’s 2002 Stock Incentive Plan to Allocate 1.5 million Additional Shares of our Common Stock, which proposal must be approved by a majority of the stockholders voting at the Annual Meeting.

PERSONS MAKING THE SOLICITATION

Euronet is making all the solicitations in this proxy statement. We will bear the entire cost of this solicitation of proxies. Our directors, officers, and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials to their principals.

WE WILL FURNISH ADDITIONAL COPIES OF THE ANNUAL REPORT, NOT INCLUDING EXHIBITS, WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST TO JEFFREY B. NEWMAN AT OUR ADDRESS SET FORTH ABOVE. WE WILL FURNISH EXHIBITS TO THE ANNUAL REPORT TO STOCKHOLDERS UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE.

BENEFICIAL OWNERSHIP OF COMMON STOCK

As of the close of business on February 29, 2004, we had 30,316,016 shares of Common Stock issued and outstanding. The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of February 29, 2004, by (i) each Euronet Director, nominees for Director and Named Executive Officer, (ii) all Euronet Directors, nominees for Director and Executive Officers as a group, and (iii) each stockholder known by Euronet to beneficially own more than 5% of our Common Stock.

	Beneficial Ownership
Stockholder	Number of Shares(1)	Percent of Outstanding(1)
Directors and Named Executive Officers
Michael J. Brown (2)	3,083,378	10.2%
Daniel R. Henry (3)	768,083	2.5%
Paul S. Althasen	969,134	3.2%
John A. Gardiner	992,985	3.3%
Miro I. Bergman (4)	94,265	*
M. Jeannine Strandjord (5)	19,501	*
Thomas A. McDonnell (6)	13,001	*
Dr. Andrzej Olechowski (7)	12,000	*
Eriberto R. Scocimara (8)	128,001	*

All Directors, Nominees for Director and Executive Officers as a Group (12 persons)	6,282,852	20.7%

Five Percent Holders
DST Systems, Inc. (9) 333 West 11th Street Kansas City, Missouri 64105-1594	1,884,597	6.1%
Poland Partners L.P. (10) c/o Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801	1,569,446	5.2%
Waddell & Reed (11) 6300 Lamar Avenue Overland Park, Kansas 66202	1,905,750	6.3%
Janus Capital (12) 100 Filmore Street Denver, Colorado 80206-4923	2,365,697	7.8%

*	The percentage of shares of Common Stock beneficially owned does not exceed one percent of the outstanding shares of Common Stock.

(1)	Calculation of percentage of beneficial ownership assumes the exercise by only the respective named stockholder of all options for the purchase of Common Stock held by such stockholder which are exercisable within 60 days of February 29, 2004.

(2)	Includes 653,856 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 29, 2004.

(3)	Includes 549,399 shares of Common Stock issuable pursuant to options (including Milestone Options) exercisable within 60 days of February 29, 2004.

(4)	Includes 73,071 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 29, 2004, and 22,194 shares of Common Stock held pursuant to Euronet’s Loan Agreement

Program described in the section entitled “Outstanding Loan to Executive” on page 9 of this Proxy Statement.

(5)	Includes 10,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 29, 2004, 6,500 shares held jointing with Ms. Strandjord’s husband, 2,000 shares held in Ms. Strandjord’s individual retirement account and 1,000 shares Ms. Strandjord holds as custodian for her daughter.

(6)	Includes 13,001 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 29, 2004. Thomas A. McDonnell is also the President of DST Systems, Inc., which beneficially owns 1,854,597 shares of Common Stock, but Mr. McDonnell disclaims ownership of these shares.

(7)	Includes 12,000 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 29, 2004.

(8)	Includes 7,334 shares of Common Stock issuable pursuant to options exercisable within 60 days of February 29, 2004, which options have been transferred to the Hungarian American Enterprise Fund (“HAEF”). HAEF is a government sponsored investment fund for which Mr. Scocimara is the President and Chief Executive Officer. Also includes 120,667 shares of Common Stock owned by HAEF.

(9)	As reported in a Schedule 13D/A dated as of March 6, 2002.

(10)	As reported in a Schedule 13G/A dated as of December 31, 2001 for group consisting of Poland Partners, L.P., Poland Partners Management, L.P., Poland Partners Management Company, Steven J. Buckley and Robert L. Conn.

(11)	As reported in a Schedule 13G/A dated as of December 31, 2003, Waddell & Reed advises or sub-advises one or more investment companies or individual institutional clients that own these shares.

(12)	As reported in a Schedule 13G/A dated as of December 31, 2003, Janus Capital Management LLC advises or sub-advises one or more investment companies or individual or institutional clients that own these shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors and Executive Officers are as follows:

Name	Age	Position	Term Expires
Directors
Michael J. Brown*	47	Chairman, Chief Executive Officer and Class I Director	2007	**
Daniel R. Henry	38	President, Chief Operating Officer and Class III Director	2005
Thomas A. McDonnell(1)(2)(3)	53	Class III Director	2005
Dr. Andrzej Olechowski(2)(3)	67	Class II Director	2006
Eriberto R. Scocimara(1)(2)(3)	67	Class II Director	2006
M. Jeannine Strandjord(1)(2)(3)*	57	Class I Director	2007	**
Paul S. Althasen	39	Executive Vice President, Co-Managing Director e-pay and Class III Director	2005
Andrew B. Schmitt(1)(2)(3)*	55	Class I Director	2007	**

Executive Officers
Rick L. Weller	46	Chief Financial Officer
Miro I. Bergman	41	Executive Vice President, General Manager – EMEA
John A. Gardiner(4)	40	Executive Vice President, Co-Managing Director e-pay
Jeffrey B. Newman	49	Executive Vice President, General Counsel
James P. Jerome	46	Executive Vice President, Software Solutions Managing Director

*	Nominated for election at this Annual Meeting.

**	If elected at this Annual Meeting.

(1)	Member of the Audit Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Nominating & Corporate Governance Committee.

(4)	Mr. Gardiner has “observer rights” to attend Board meetings under the terms of the e-pay Ltd. Share Purchase Agreement described in the section entitled “Certain Relationships and Related Transactions.”

Classified Board

We currently have eight directors divided among three classes as follows:

Class I—Michael J. Brown, M. Jeannine Strandjord and Andrew B. Schmitt;

Class II—Eriberto R. Scocimara and Dr. Andrzej Olechowski; and

Class III—Thomas A. McDonnell, Paul S. Althasen and Daniel R. Henry.

On September 24, 2003, the Board expanded the Board from seven to eight members in order to appoint Andrew B. Schmitt as a director. Mr. Schmitt is nominated for election at the Annual Meeting.

Mr. Brown, Mr. Henry and Mr. Althasen are management directors. The Board has determined that the remaining five directors are independent directors as defined in the listing standards for the Nasdaq National Market.

Three Class I directors are to be elected at the Annual Meeting for three-year terms ending at the Annual Meeting of Stockholders in 2007. The Board has nominated Michael J. Brown, M. Jeannine Strandjord and Andrew B. Schmitt for election as Class I directors. Unless otherwise instructed, each signed and returned proxy will be voted for Michael J. Brown, M. Jeannine Strandjord and Andrew B. Schmitt. Mr. Brown, Ms. Strandjord

and Mr. Schmitt have consented to serve as directors of Euronet. If Mr. Brown, Ms. Strandjord or Mr. Schmitt is unable or subsequently declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any alternative nominees who shall be designated by the present Board to fill the vacancy. We are not aware of any reason why Mr. Brown, Ms. Strandjord or Mr. Schmitt will be unable or will decline to serve as a director.

The three candidates for election as directors who receive the highest number of affirmative votes by the holders of shares present and entitled to be voted at the Annual Meeting will be elected.

The following information relates to the nominees indicated above and to our other directors whose terms of office will extend beyond 2004. All directors have served on our Board for at least five years, except as otherwise indicated.

Nominees for Election at the Annual Meeting

MICHAEL J. BROWN is one of the founders of Euronet and has served as our Chairman of the Board and Chief Executive Officer since 1994. Mr. Brown has been a Director of Euronet since our incorporation in December 1996 and previously served on the boards of Euronet’s predecessor companies. In 1979, Mr. Brown founded Innovative Software, Inc., a computer software company that was merged in 1988 with Informix. Mr. Brown served as President and Chief Operating Officer of Informix from February 1988 to January 1989. He served as President of the Workstation Products Division of Informix from January 1989 until April 1990. In 1993, Mr. Brown was a founding investor of Visual Tools, Inc. Visual Tools Inc. was acquired by Sybase Software in 1996. Mr. Brown received a B.S. in electrical engineering from the University of Missouri—Columbia in 1979 and a M.S. in molecular and cellular biology at the University of Missouri—Kansas City in 1997. Mr. Brown is married to the sister of the wife of Daniel R. Henry, the President and Chief Operating Officer of Euronet.

M. JEANNINE STRANDJORD has served on our Board since March 26, 2001. Since September 2003 Ms. Strandjord has served as Senior Vice President and Chief Integration Officer of Sprint Corporation (“Sprint”) with responsibility for implementation of Sprint’s corporate strategy including overall program management of comprehensive process redesign and organizational development. From November 1998 to September 2003, Ms. Strandjord was Senior Vice President of Financial Services of Sprint. From 1990 to November 1998, Ms. Strandjord was Senior Vice President and Treasurer for Sprint. From 1986 to 1990, she served as Vice President and Controller of Sprint. Ms. Strandjord joined Sprint in January 1985, serving as Vice President of Finance and Distribution at AmeriSource, Inc., a Sprint subsidiary. Prior to joining Sprint, Ms. Strandjord was Vice President of Finance for Macy’s Midwest and had held positions with Kansas City Power & Light Co. and Ernst and Whinney. Ms. Strandjord holds a bachelor’s degree in accounting and business administration from the University of Kansas and is a certified public accountant. She is a member of the board of six registered investment companies which are a part of American Century Funds, a member of the board of DST Systems, Inc., a member of the audit committee of DST Systems, Inc., and a stockholder of Euronet, and a member of the audit committee of American Century Mutual Funds.

ANDREW B. SCHMITT has served on our Board since September 24, 2003. Mr. Schmitt has served as President and Chief Executive Officer of Layne Christensen Company since October 1993. For approximately two years prior to joining Layne Christensen Company, Mr. Schmitt was a partner in two privately owned hydrostatic pump and motor manufacturing companies and an oil and gas service company. He served as President of the Tri-State Oil Tools Division of Baker Hughes Incorporated from February 1988 to October 1991. Mr. Schmitt serves on the board of directors of Layne Christensen Company, as well as the boards of its subsidiaries and affiliates. Mr. Schmitt holds a bachelor of science degree from the University of Alabama School of Commerce and Business.

The Board recommends that stockholders vote “FOR” election of Michael J. Brown, M. Jeannine Strandjord and Andrew B. Schmitt as Class I directors of Euronet.

Other Directors

THOMAS A. MCDONNELL has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since October 1984, he has served as Chief Executive Officer and since January 1973 (except for a 30 month period from October 1984 to April 1987) he has served as President of DST Systems, Inc., a stockholder of Euronet. From 1973 to September 1995, he served as Treasurer of DST Systems, Inc. He is currently a director of DST Systems, Inc., BHA Group Holdings, Inc., Computer Science Corporation, Commerce Bancshares, Inc., Garmin Ltd., Blue Valley Ban Corp and Kansas City Southern. He is a member of the audit committees of Computer Sciences Corporation, BHA Group Holdings, Inc., Commerce Bancshares, Inc. and Garmin Ltd. Mr. McDonnell has a B.S. in Accounting from Rockhurst College and an M.B.A. from the Wharton School of Finance.

DANIEL R. HENRY founded the predecessor of Euronet with Michael Brown in 1994 and is serving as our President and Chief Operating Officer. Mr. Henry oversees Euronet’s daily operations, including our overseas subsidiaries, and is responsible for our expansion into new markets. Prior to joining us, Mr. Henry was a commercial real estate broker for five years in the Kansas City metropolitan area where he specialized in the development and leasing of premier office properties. Mr. Henry received a B.S. in Business Administration from the University of Missouri—Columbia in 1988. Mr. Henry has been a Director of Euronet since our incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Mr. Henry is married to the sister of the wife of Michael J. Brown, the Chairman of the Board and Chief Executive Officer of Euronet.

PAUL S. ALTHASEN currently serves as Executive Vice President and Co-Managing Director of e-pay Ltd., a subsidiary of Euronet (“e-pay”). He joined Euronet in February 2003 in connection with Euronet’s acquisition of e-pay. Mr. Althasen is a co-founder and former CEO of e-pay, where he was responsible for the strategic direction of the company since its formation in 1999. From 1989 to 1999, Mr. Althasen was a co-founder and Managing Director of MPC Mobile Phone Center, a franchised retailer of cellular phones in the U.K. Previously, Mr. Althasen worked for Chemical Bank in London where he traded financial securities. Mr. Althasen has a B.A. (Honors) degree in business studies.

DR. ANDRZEJ OLECHOWSKI has served as a Director of Euronet since May 2002. He previously served as a Director of Euronet from its incorporation in December 1996 until May 2000. Since 1995, Dr. Olechowski has served as a consultant for Central Europe Trust, Poland, a consulting firm. He has held several senior positions with the Polish government: from 1993 to 1995, he was Minister of Foreign Affairs and in 1992 he was Minister of Finance. From 1992 to 1993, and again in 1995, he served as economic advisor to President Walesa. From 1991 to 1992, he was Secretary of State in the Ministry of Foreign Economic Relations and from 1989 to 1991 he was Deputy Governor of the National Bank of Poland. From May 1998 to June 2000, Dr. Olechowski served as the Chairman of Bank Handlowy. Currently, Dr. Olechowski sits on the International Advisory Board of Textron and the boards of various charitable and educational foundations. He received a Ph.D. in Economics in 1979 from the Central School of Planning and Statistics in Warsaw.

ERIBERTO R. SCOCIMARA has been a Director of Euronet since its incorporation in December 1996 and he previously served on the boards of Euronet’s predecessor companies. Since April 1994, Mr. Scocimara has served as President and Chief Executive Officer of the Hungarian-American Enterprise Fund (“HAEF”), a private company that is funded by the U.S. government and invests in Hungary. HAEF is a stockholder of Euronet. Since 1984, Mr. Scocimara has also been the President of Scocimara & Company, Inc., an investment management company. Mr. Scocimara is currently a director of HAEF, Carlisle Companies, Roper Industries, Quaker Fabrics and several privately owned companies. He is the chairman of the audit committees of Roper Industries and Quaker Fabrics. He has a Licence de Science Economique from the University of St. Gallen, Switzerland, and an M. B.A. from Harvard University.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreements between Euronet and each of Paul S. Althasen and John A. Gardiner

Paul S. Althasen, a director and Executive Vice President of Euronet, and John A. Gardiner, an Executive Vice President of Euronet, are both former stockholders of e-pay Ltd. (“e-pay”), which we purchased on February 19, 2003. The terms of the e-pay transaction are included in a Stock Purchase Agreement dated February 19, 2003 (the “Purchase Agreement”) that was filed with the U.S. Securities and Exchange Commission (“SEC”). This transaction is described in our annual report for 2003, which is being sent to Euronet’s stockholders at the same time as these proxy materials, and in other filings we have made with the SEC.

As part of the e-pay acquisition transaction, Mr. Althasen sold 159,219 “B” shares of e-pay (representing 20.62% of the total outstanding e-pay shares) to us and received a total purchase price of 9,821,597 U.K. pounds ($15,714,555 at an exchange rate of $1.60 per pound, the rate on the date the transaction was closed), payable in four separate elements:

•	3,563,771 U.K. pounds ($5,702,033) paid in cash at closing on February 19, 2003;

•	3,107,335 U.K. pounds ($4,971,736) by issuance of 652,710 shares of our Common Stock. These shares were issued at closing pursuant to an exemption from registration under the Securities Act of 1933. We have filed a registration statement with the SEC covering these shares, which became effective on November 5, 2003.

•	1,078,935 U.K. pounds ($1,726,296) in deferred payments, which was paid on a quarterly basis during the year 2003 out of defined cash flow of e-pay, as provided in the Purchase Agreement; and

•	2,071,556 U.K. pounds ($3,231,627) by issuance of a convertible promissory note with a maturity date of February 19, 2005, which bears interest, payable quarterly, at a rate of 7% per annum (the “Convertible Note”). This note was convertible at the option of Mr. Althasen into Common Stock at any time, at a conversion price of $11.43 per share and by us if our stock price on the Nasdaq National Market remained at or above $15.71 for a period of 30 consecutive trading days. We exercised our right to convert this Note into Common Stock on December 26, 2003, and issued 316,424 shares of Common Stock to Mr. Althasen. We also paid Mr. Althasen 27,810 U.K. pounds ($48,528 at an exchange rate of $1.745 per pound) in accrued interest as of December 26, 2003.

As part of the e-pay acquisition transaction, Mr. Gardiner sold 85,501 “D” shares of e-pay (representing 11.58% of the total outstanding e-pay shares) to us and received a total purchase price of 5,516,768 U.K. pounds ($8,826,824 at an exchange rate of $1.60 per pound, the rate on the date the transaction was closed), payable in four separate elements:

•	39,664 U.K. pounds ($63,962) paid in cash at closing on February 19, 2003;

•	3,279,996 U.K. pounds ($5,247,993) by issuance of 688,978 shares of our Common Stock. These shares were issued at closing pursuant to an exemption from registration under the Securities Act of 1933. We have filed a registration statement with the SEC covering these shares, which became effective on November 5, 2003.

•	10,438 U.K. pounds ($16,700) in deferred payments, which was made on a quarterly basis during the year 2003 out of defined cash flow of e-pay, as provided in the Purchase Agreement; and

•	2,186,667 U.K. pounds ($3,498,667) by issuance of a Convertible Note on the same terms as the Note issued to Paul S. Althasen. We exercised our right to convert this Note into our Common Stock on December 26, 2003 and issued 334,007 shares of Common Stock to Mr. Gardiner. We also paid Mr. Gardiner 29,355 U.K. pounds ($51,224 at an exchange rate of $1.748 per pound) in accrued interest as of December 26, 2003.

In addition, under the Purchase Agreement, we purchased 65,348 “D” shares of e-pay (representing 11.37% of the total outstanding shares of e-pay) from Sefta Trustees Limited, a trust in which Mr. Gardiner is a beneficiary. We paid Sefta Trustees Limited a total of 5,416,560 U.K. pounds ($8,666,496 at an exchange rate of $1.60 per pound, the rate on the date the transaction was closed) for such shares, with 4,288,110 U.K. pounds ($6,860,976) being paid at closing and 1,128,450 U.K. pounds ($1,805,520) being paid in deferred quarterly payments during the year 2003 out of defined cash flows of e-pay.

Outstanding Loan to Miro I. Bergman

In October of 1999, we made a loan in the amount of $73,000 to Miro I. Bergman, our Executive Vice President. This loan was made under a program in which Euronet loaned sums to certain employees to purchase our Common Stock on the open market (the “Loan Agreement Program”). Mr. Bergman used the proceeds to purchase 22,194 shares of our Common Stock. These shares have been pledged to secure the loan. This is a non-recourse, non-interest bearing loan with a maturity date of July 30, 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely on a review of copies of reports available to us, during 2003, our directors, officers and beneficial owners of greater than 10% of our Common Stock complied with all applicable Section 16(a) filing requirements during the year 2003, except that (i) a Form 4 relating to the sale of shares by Mr. Michael J. Brown, Chief Executive Officer, on October 29, 2003 was filed late on November 4, 2003, (ii) a Form 4 relating to a sale of shares by Mr. Miro I. Bergman, Executive Vice President, on November 26, 2003 was filed late on December 1, 2003, and (iii) Form 4’s relating to the conversion of debt into equity of Euronet which were required to be filed by December 30, 2003 by each of Mr. Paul S. Althasen, Executive Vice President and Director, and Mr. John A. Gardiner, Executive Vice President, were filed late on February 18, 2004. Messrs. Althasen and Gardiner previously reported beneficially owning these shares on Form 3s filed in connection with our acquisition of e-pay, as the conversion option was exercisable within 60 days of such acquisition.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board held seven meetings (including four telephonic meetings) during 2003. Each director attended at least 75% of the aggregate of the total number of meetings of the Board held (during the period for which he or she was a director) and the total number of meetings held by all Board committees on which he or she served (during the periods for which he or she was a member).

The Board has established an Audit Committee, a Compensation Committee and a Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee of the Board met three times in 2003. In addition, some or all of our Audit Committee members reviewed each quarterly report on Form 10-Q prior to filing such report with the SEC during the fiscal year 2003. The following four directors are members of the Audit Committee: M. Jeannine Strandjord, Chair, Thomas A. McDonnell, Eriberto R. Scocimara and Andrew B. Schmitt. The functions of the Audit Committee are described under the “Report of the Audit Committee” below. The Audit Committee operates under a written charter (attached as Appendix A) adopted by the Board of Directors. The Board of Directors has determined that each of the Audit Committee members are independent, as that term is defined under the enhanced independence standards for audit committee members in the Securities Exchange Act of 1934 and rules thereunder, as amended, as incorporated into the listing standards of the Nasdaq National Market.

The Board of Directors has determined that all of the members of the Audit Committee are “audit committee financial experts” as that term is defined in the rules promulgated by the Securities and Exchange Commission pursuant to the Sarbanes-Oxley Act of 2002.

Compensation Committee

The Compensation Committee, which is comprised solely of independent directors, met four times in 2003 to review and approve the compensation levels of our executives. The purpose of the Compensation Committee is to make determinations and recommendations to the Board with respect to salaries and bonuses payable to our Chief Executive Officer and senior executive officers. Thomas A. McDonnell, Chair, M. Jeannine Strandjord, Dr. Andrzej Olechowski and Eriberto R. Scocimara are the current members of the Compensation Committee. During 2003, no Euronet executive officer served on the compensation committee (or equivalent), or the board of directors of another entity whose executive officer(s) served on Euronet’s Compensation Committee or Board of Directors. No member of the Compensation Committee had relationships, or engaged in transactions, with Euronet during 2003 of the type required to be disclosed under the caption “Certain Relationships and Related Transactions.”

The Compensation Committee performs its functions and responsibilities pursuant to a written charter adopted by our Board in September 2002.

Nominating & Corporate Governance Committee

Generally. The Nominating & Corporate Governance Committee was established in November 2003 and did not meet during the year. The purpose of the Committee is to, among other things, oversee the corporate governance of Euronet and identify, screen and recommend directors candidates, including current directors, for nomination by the Board of Directors. Thomas A. McDonnell, M. Jeannine Strandjord, Dr. Andrzej Olechowski and Andrew B. Schmitt are the current members of the Nominating & Corporate Governance Committee. All members of the Nominating & Corporate Governance Committee are independent as defined under the general independence standards of the listing standards of the Nasdaq National Market in accordance with our Corporate Governance Guidelines and the applicable listing standards. No member of the Nominating & Corporate Governance Committee had relationships, or engaged in transactions, with Euronet during 2003 of the type required to be disclosed under the caption “Certain Relationships and Related Transactions.”

Nomination Process. The Nominating & Corporate Governance Committee performs the functions of a nominating committee. The Nominating & Corporate Governance Committee’s Charter describes the Committee’s responsibilities, including developing corporate governance guidelines and seeking, screening and recommending director candidates for nomination by the Board of Directors. Euronet’s Corporate Governance Guidelines contain information regarding the selection, qualification and criteria for director nominees and the composition of the Board. Both documents are published on Euronet’s Internet website at http://www.euronetworldwide.com/investors/index.asp under the Corporate Governance menu. The Nominating & Corporate Governance Committee evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines.

The Nominating & Corporate Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas. As determining the specific qualifications or criteria against which to evaluate the fitness or eligibility of potential director candidates is necessarily dynamic and an evolving process, the Board believes that it is not always in the best interests of Euronet or its stockholders to attempt to create an exhaustive list of such qualifications or criteria. Appropriate flexibility is needed to evaluate all relevant facts and circumstances in context of the needs of the Board and Euronet at a particular point in time. Accordingly, Nominating & Corporate Governance Committee reserves the right to consider those factors as it deems relevant and appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In determining whether to recommend a director for re-election, the Nominating & Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

As general guidelines, members of the Board and candidates for nomination to the Board shall be persons with appropriate educational background and training and who:

•	have personal and professional integrity,

•	act in a thorough and inquisitive manner,

•	are objective,

•	have practical wisdom and mature judgment,

•	have demonstrated the kind of ability and judgment to work effectively with other members of the Board to serve the long-term interests of the stockholders,

•	have general understanding of management, marketing, accounting, finance and other elements relevant to the Company’s success in today’s business environment,

•	have financial and business acumen, relevant experience, and the ability to represent and act on behalf of all shareholders,

•	are willing to devote sufficient time to carrying out their duties and responsibilities effectively, including advance review of meeting materials, and

•	are committed to serve on the Board and its committees for an extended period of time.

In addition, nominees and new directors (a) who serve as a member of Euronet’s Audit Committee are not permitted to serve on the audit committee of more than two other boards of public companies, (b) who serve as chief executive officers or in equivalent positions are not permitted to serve on more than two boards of public companies in addition to the Board, and (c) generally are not permitted to serve on more than four other boards of public companies in addition to the Board. As described under “Proposal 1—Election of Directors—Other Directors”, certain current directors serve on more than four other boards of public companies. These directors will continue to be permitted to serve on the Board unless the full Board determines that doing so would impair the director’s service on the Board. The Board values the contributions of directors whose years of service have given them insight into the Company and its operations and believes term limits are not necessary. Directors shall not be nominated for election to the Board after their 73rd birthday, although the full Board may nominate candidates over 73 for special circumstances.

Director Candidate Recommendations and Nominations By Stockholders. The Nominating & Corporate Governance Committee’s Charter provides that the Nominating & Corporate Governance Committee will consider director candidate recommendations by stockholders. Stockholders should submit any such recommendations for the Nominating & Corporate Governance Committee through the method described under “Stockholder Proposals for the 2005 Annual Meeting” below. In addition, in accordance with Euronet’s Bylaws, any stockholder of record entitled to vote for the election of directors at the applicable meeting of stockholders may nominate persons for election to the Board of Directors if such stockholder complies with the notice procedures set forth in the Bylaws and summarized in “Stockholders’ Proposals” below.

Sources For New Nominees. Andrew B. Schmitt was appointed to serve as director in September 2003 and is running for election as a director for the first time. He was recommended as a director by Thomas A. McDonnell, one of our independent directors.

Communications With The Board of Directors

The Board has approved unanimously a formal policy for stockholders to send communications to the Board or its individual members. Stockholders can send communications to the Board and specified individual directors by mailing a letter to the attention of the Board or a specific director (c/o the General Counsel) at Euronet Worldwide, Inc., 4601 College Blvd., Suite 300, Leawood, Kansas 66211.

Upon receipt of a communication for the Board or an individual director, the General Counsel shall promptly forward any such communication to all the members of the Board or the individual director, as appropriate. If a communication to an individual director deals with a matter regarding Euronet, the General Counsel shall forward the communication to the entire Board, as well as the individual directors. Neither the Board nor a specific director is required to respond to a shareholder communication and when responding shall do so only in compliance with the Corporate Governance Guidelines.

Director Attendance At Annual Meeting

Euronet has a policy encouraging the directors to attend the annual meeting of shareholders.

Compensation of Directors

During 2003, we paid each director a fee of $3,000 for each Board meeting attended in person, $1,000 for each telephonic Board meeting attended and $1,000 for participation in a committee meeting. Commencing in 2004, we will pay each director a fixed annual fee of $30,000 for membership on the Board and the committees of which he/she is a member. The Audit Committee Chair will receive an additional $3,000 annual fee. In addition, we grant each director an option to purchase 10,000 shares of our Common Stock upon appointment to the Board and an option to purchase 10,000 shares for each year of service as a director. These options have a three-year vesting period and an exercise price that is equal to the closing trading price of our Common Stock on the Nasdaq National Market on the date of the grant. We also reimburse directors for out-of-pocket expenses incurred in connection with the directors’ attendance at all Board and committee meetings, as well as the annual meetings of stockholders.

EXECUTIVE COMPENSATION

The following table sets forth certain information regarding the compensation awarded or paid by us to our Chief Executive Officer and to the four other most highly compensated of our executive officers whose total annual salary and bonus equaled or exceeded $100,000 during the year ended December 31, 2003 (the “Named Executive Officers”) for the periods indicated:

Summary Compensation Table

	Annual Compensation						Long-Term Compensation
Name and Principal Position	Period	Salary	Bonus		Other Annual Compensation		Securities Underlying Options/SARs
Michael J. Brown	2003	$331,250	$150,000	(1)	$324	(4)	—
Chairman, Chief	2002	200,000	—		—		165,000
Executive Officer	2001	58,333	40,000	(3)	—		30,000
Daniel R. Henry	2003	261,250	150,000	(1)	96	(4)	10,000
President and	2002	175,000	81,430	(2)	—		165,000
Chief Operating Officer	2001	161,875	35,000	(3)	—		30,000
Miro I. Bergman	2003	210,627	81,500		118,850	(5)	12,000
Managing Director	2002	210,000	50,000		75,923	(6)	120,000
EMA	2001	206,250	39,375		18,000	(7)	37,500
Paul S. Althasen	2003	221,171	192,963		—		—
Executive Vice President, Co-Managing Director e-pay (8)
John A. Gardiner	2003	244,107	201,936		—		—
Executive Vice President, Co-Managing Director e-Pay (8)

(1)	Bonus earned for 2003, paid in 2004.
(2)	Includes a bonus of $49,500 paid in December 2002 that was used to repay a loan of equal amount outstanding to Euronet.
(3)	Bonus earned for 2001, paid in 2002.
(4)	Life insurance premiums.
(5)	Includes $99,446 paid for reimbursement of the difference between Mr. Bergman’s 2002 foreign tax and the amount that would have been payable if Mr. Bergman resided in the United States, and an $18,000 housing allowance.
(6)	Includes $57,923 paid for reimbursement of the difference between 2001 taxes payable on Mr. Bergman’s salary in Hungary and the amount that would have been payable if Mr. Bergman resided in the United States, and an $18,000 housing allowance.
(7)	Housing allowance.
(8)	These officers joined us in 2003.

Option Grants in Last Fiscal Year

The following table provides certain information concerning options granted to our Named Executive Officers during the year ended December 31, 2003. All the options described below were granted under the 2002 Stock Incentive Plan.

Individual Grants

Name	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
					5%	10%
Michael J. Brown	—	—	—	—	—	—
Daniel R. Henry	10,000	1.4%	$6.95	February 13, 2013	$53,482	$126,328
Miro I. Bergman	12,000	1.69%	$10.79	September 24, 2013	$81,429	$206,358
Paul S. Althasen	—	—	—	—	—	—
John A. Gardiner	—	—	—	—	—	—

(1)	Potential realizable value is based on the assumption that the shares appreciate at the annual rates shown (compounded annually) from the date of grant until the expiration of the option term. These numbers are calculated based upon the requirements promulgated by the Securities and Exchange Commission and do not reflect any estimate by us of future price increases.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth certain information concerning options exercised by the Named Executive Officers during the year ended December 31, 2003 and options held by such individuals at December 31, 2003.

Name	Shares Acquired on Exercise	Value Realized$(1)	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-The-Money Options at December 31, 2003(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Michael J. Brown	—	—	653,856	185,000	10,359,210	1,908,700
Daniel R. Henry	50,000	334,000	695,795	185,000	11,235,386	1,889,200
Miro I. Bergman	—	—	69,071	132,000	426,381	803,520
Paul S. Althasen	—	—	—	—	—	—
John A. Gardiner	—	—	—	—	—	—

(1)	Market value of underlying securities on the date of exercise, minus the exercise price.
(2)	Market value of underlying securities on December 31, 2003 ($18.04), minus the exercise price of in-the-money options.

Employment Agreements

Messrs. Brown, Henry, Bergman, Jerome, Weller and Newman are executive officers and employees of Euronet and have employment agreements that have substantially the same terms except in respect to the levels of compensation and the provision of certain expatriate benefits to Mr. Bergman and Mr. Newman. These agreements were entered into in October 2003 and provide for base salaries of $375,000 for Mr. Brown; $290,000 for Mr. Henry; $210,000 for Mr. Bergman; $200,000 for Mr. Jerome; $226,100 for Mr. Weller and $221,500 for Mr. Newman. The employment agreements have indefinite terms and provide that they may be terminated by the employee at any time upon 60 days’ notice and by Euronet with or without cause. They may be terminated by Euronet with cause (as defined in the agreements) upon 14 days notice. Prior to a “change of control” (as defined in the agreements), they may be terminated by Euronet without cause upon payment of severance payments equal to 24 months’ base salary. In the event of a “change of control,” the term of the agreements become fixed at three years from the date of the “change of control.” Each of the agreements include a restriction on the ability of the employee to compete with Euronet during the severance period, which is two years.

Mr. Althasen and Mr. Gardiner are Executive Vice Presidents of Euronet and employees of e-pay Limited, Euronet’s U.K. subsidiary. They have employment agreements with e-pay that have substantially the same terms except with respect to salary. These agreements were entered into in February 2003 and provide for base salaries of 135,000 U.K. pounds ($243,000 at an exchange rate of $1.80 per pound) for Mr. Althasen and 140,000 U.K. pounds ($268,200 at an exchange rate of $1.80 per pound) for Mr. Gardiner. The agreements have fixed, two-year terms expiring February 19, 2005. Thereafter, they may be terminated by the employee or by e-pay without cause by giving 12 months notice. The agreements may be terminated by e-pay without notice for cause as defined in the agreements. These agreements provide for bonus payments of up to 100% of base salary. The amount of the bonus payments is discretionary, and Mr. Althasen and Mr. Gardiner are subject to Euronet’s overall executive bonus plan, as determined by the Compensation Committee.

Benefit Plans

We provide insurance benefits to our officers and other employees, including health, dental, and life insurance, subject to certain deductibles and co-payments by employees.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee, which currently consists of four outside directors, administers our executive compensation programs. The Compensation Committee is responsible for establishing policies that govern both annual cash compensation and equity ownership programs.

Overview and Philosophy

Our executive compensation policies have the following objectives:

•	to provide competitive compensation that will help attract, retain and reward highly qualified executives who contribute to our long-term success; and

•	to align the interests of executive management and stockholders by making individual compensation dependent upon achievement of financial goals and by providing long-term incentives through our stock option plans.

Our compensation package for executives consists of a base salary, annual bonuses based on a combination of corporate and individual performance and stock options, which vest over a period of years.

Determination of Compensation Levels in 2003

In determining levels of compensation of Euronet executives for 2003, the Compensation Committee took into account the recommendations of an independent outside consultant. The independent consultant performed a survey of the compensation levels of executives in similar job categories and levels of responsibility in an industry peer group of companies. The executives of Euronet were grouped into three tiers of responsibility and the Compensation Committee determined a compensation range for each tier or responsibility as well as the specific amount of compensation for each executive. As a general matter, the Compensation Committee determined that compensation levels for Euronet executives should be set at approximately the midpoint of the range of compensation found within the peer group companies for each tier of responsibility.

Base Salary

The independent consultant determined that the base salaries paid to Michael J. Brown, Chief Executive Officer, and Daniel R. Henry, Chief Operating Officer, in 2002 were significantly below the midpoint of the range of compensation paid to executives of equivalent responsibility in the peer group companies. As a result, Mr. Brown’s base salary for 2003 was increased to $375,000 per year and Mr. Henry’s salary was increased to $290,000, in each case bringing base salary to the midpoint.

The independent consultant concluded that Mr. Bergman’s base salary was at the midpoint of the range of salaries and the Compensation Committee therefore did not make any adjustment to his salary.

Messrs. Althasen and Gardiner became Euronet executives in February 2003 as part of the acquisition of e-pay. Their compensation levels for 2003 were set in negotiations regarding that acquisition and, consequently, the Compensation Committee took no action with respect to adjustment of their salaries.

Cash Bonus

We pay two types of cash bonuses: (a) those based on overall company performance and (b) those based on individual performance of the executive concerned. In measuring individual performance, the Compensation Committee measures the level of responsibility of an employee against his base salary and other elements of compensation in order to determine whether overall compensation is sufficient to retain highly qualified individuals.

The independent consultant provided recommended ranges of cash bonus that should be paid to Euronet executives based on practices in the peer group companies. The ranges are expressed as a percentage of base salary, and the actual level of payout in each case is determined based upon by achievement of defined personal and overall corporate performance goals. The ranges of percentages of base salary that could potentially be earned were set at 30% to 120% for Mr. Brown and Mr. Henry, with a target of 60%, and from 25% to 100% for Mr. Bergman, with a target of 50%.

Based on the financial performance of the Euronet for the year 2003, the Compensation Committee granted bonuses of $150,000 to each of Mr. Brown and Mr. Henry, representing 40% and 51%, respectively, of their base salaries. The Compensation Committee granted a bonus of $81,500 for Mr. Bergman, representing 38% of his base salaries.

The bonuses of Messrs. Althasen and Gardiner were determined based upon criteria established in their employment agreements at the time of the acquisition of e-pay. Mr. Althasen’s bonus for the year 2003 was $192,963 and Mr. Gardiner’s was $201,936, in each case representing 82% of base salary.

Stock Option Programs

Our stock option plans are designed to promote a convergence of long-term interests between our employees and our stockholders and to assist in the retention of executives. During 2003, all option grants that were proposed by management were approved by the Board. All such option grants were made under stockholder approved stock option plans.

The initial grant of options to an executive is designed to be competitive with those of comparable companies for the level of job the executive holds and to motivate the employee to contribute to an increase in our stock price over time. We make additional grants periodically to reflect an executive’s ongoing contributions to our success, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.

Executives realize gains only if the stock price increases over the exercise price of their options and they exercise their options. Under the general terms of our stock option plans, options are to be granted at an option price equal to the fair market value of our Common Stock on the date of grant. Stock options granted to key employees generally vest over a five-year period in order to encourage such individuals to remain with Euronet, but during 2003 Euronet also granted 10,000 “target vest” options to Mr. Henry. Target vest options vest immediately in the event Euronet achieves certain financial targets for a given period. If the defined financial targets are not met, these options only vest after seven years of continued employment with Euronet.

The table summarizing individual grants of options in these proxy materials indicates the number of options granted to the named executives during 2003. The levels of awards of options were low in 2003 in view of significant increases in base salary and the bonuses paid to Messrs. Brown, Henry and Bergman and the Compensation Committee’s determination that their option holdings in Euronet’s stock are sufficient to provide an appropriate performance incentive and alignment of their interests with those of the stockholders. Messrs. Althasen and Gardiner did not receive awards of options because they received significant equity ownership in Euronet under the terms of our acquisition of e-pay in February 2003.

Benefits

Our executive officers are entitled to receive medical insurance benefits and may participate in our 401(k) plan. For 401(k) participants, we match 50% of participant deferrals on the first 6% of employee deferrals, provided the participant’s deferral is at least 4% of salary.

All of our employees are entitled to participate in an Employee Stock Purchase Plans (the “ESPPs”) adopted in 2001 and 2003. These plans, which have been established in accordance with certain federal income tax rules set forth in Section 423 of the Internal Revenue Code, permit employees to purchase stock from us at a price that is equal to 85% of the lower of the trading price on the opening or closing of certain three-month “offering periods.”

The amount of perquisites, as determined in accordance with the rules of the SEC relating to executive compensation, did not exceed 10% of salary and bonus for 2003 for any of the Named Executive Officers except Mr. Bergman.

Conclusion

Through our programs, a significant portion of our executive compensation is linked directly to individual and company performance in furtherance of strategic goals, as well as stock price appreciation. The Compensation Committee intends to continue the policy of linking executive compensation to company performance and stockholder return.

Compensation Committee

Thomas A. McDonnell, Chair

Eriberto R. Scocimara

M. Jeannine Strandjord

Dr. Andrzej Olechowski

AUDIT MATTERS

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

Report of the Audit Committee

The Audit Committee oversees Euronet’s financial reporting process on behalf of the Board of Directors. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements for fiscal year 2003 with management and discussed the quality of the accounting principles, the reasonableness of judgments and the clarity of disclosures in the financial statements. In addition, the Audit Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The Audit Committee has received from the independent accountants written disclosures and a letter concerning their independence from Euronet, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” These disclosures have been reviewed by the Audit Committee and discussed with the independent accountants.

Based on these reviews and discussions, the Audit Committee has recommended to the Board that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the Securities and Exchange Commission.

M. Jeannine Strandjord, Chair

Thomas A. McDonnell

Andrew B. Schmitt

Eriberto R. Scocimara

Fees Paid To KPMG LLP

During the fiscal year ended December 31, 2003, Euronet engaged KPMG LLP, as independent auditors principally to perform the annual audit and to render other services. The following table lists fees paid to KPMG, for services rendered in fiscal years 2002 and 2003. Certain amounts for fiscal year 2002 have been reclassified to conform to the fiscal year 2003 presentation requirements.

	2002	2003	Percentage of 2003 Fees Preapproved*
Audit Fees (1)	$512,806	$550,697	100.0%
Audit-Related Fees (2)	69,870	349,404	100.0%
Tax Fees (3)	144,150	81,480	100.0%
All Other Fees	—	—	—

Total Fees	$726,826	$981,581

*	After May 6, 2003, all audit and non-audit services have been pre-approved by the audit committee
(1)	Audit Fees include fees for services performed to comply with Generally Accepted Auditing Standards (GAAS), including the recurring audit of Euronet’s consolidated financial statements. This category also includes fees for audits provided in connection with statutory filings or procedures related to audit of income tax provisions and related reserves, consents and assistance with and review of documents filed with the SEC.

(2)	Audit-Related Fees include fees for services associated with assurance and reasonably related to the performance of the audit or review of Euronet’s financial statements. This category includes fees related to assistance in financial due diligence related to mergers and acquisitions, consultations regarding Generally Accepted Accounting Principles, reviews and evaluations of the impact of new regulatory pronouncements, general assistance with implementation of the new SEC and Sarbanes-Oxley Act of 2002 requirements and audit services not required by statute or regulation. This category also includes audits of pension and other employee benefit plans, as well as the review of information systems and general internal controls unrelated to the audit of the financial statements.
(3)	Tax Fees primarily include fees associated with tax audits, tax compliance, tax consulting, as well as domestic and international tax planning. This category also includes tax planning on mergers and acquisitions, restructurings, as well as other services related to tax disclosure and filing requirements.

The Audit Committee has concluded the provision of the non-audit services listed above as “Audit-Related Fees,” “Tax Fees” and “All Other Fees” is compatible with maintaining the auditors’ independence.

The Audit Committee has adopted procedures for pre-approving all audit and non-audit services provided by the independent auditor. These procedures include reviewing a budget certain for audit and permitted non-audit services. The budget includes a description of, and a budgeted amount for, particular categories of non-audit services that are recurring in nature and therefore anticipated at the time the budget is submitted. Audit Committee pre-approval is required to exceed the budget amount for a particular category of non-audit services and to engage the independent auditor for any non-audit services not included in the budget. For both types of pre-approval, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee also considers whether the independent auditor is best positioned to provide the most effective and efficient service, for reasons such as its familiarity with Euronet’s business, people, culture, accounting systems, risk profile, and whether the services enhance Euronet’s ability to manage or control risks and improve audit quality. The Audit Committee may delegate pre-approval authority to one or more members of the Audit Committee. The Audit Committee periodically monitors the services rendered and actual fees paid to the independent auditors to ensure that such services are within the parameters approved by the Audit Committee.

Appointment of KPMG for the Year 2004

The Audit Committee has appointed KPMG to serve as independent accountants to audit the consolidated financial statements of Euronet as of and for the year ended December 31, 2004. Although the Audit Committee has selected KPMG, it nonetheless may, in its discretion, retain another independent accounting firm at any time during the year if it concludes that such change would be in the best interest of Euronet and its stockholders. Representatives of KPMG will be present at the Annual Meeting. They will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

Performance Graph

Set forth on the next page is a line graph comparing the total cumulative return on the Common Stock from December 31, 1998 through December 31, 2003 with the Center for Research in Security Prices (“CRSP”) Total Returns Index for U.S. companies traded on the Nasdaq Stock Market (the “Market Group”) and an index group of peer companies, the CRSP Total Returns Index for U.S. Nasdaq Financial Stocks (the “Peer Group”). The companies in each of the Market Group and the Peer Group were weighted by market capitalization. Returns are based on monthly changes in price and assume reinvested dividends. These calculations assume the value of an investment in the Common Stock, the Market Group and the Peer Group was $100 on January 1, 1999. Our Common Stock is traded on the Nasdaq National Market under the symbol EEFT.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO 2002 STOCK INCENTIVE PLAN ALLOCATING AN ADDITIONAL ONE MILLION FIVE HUNDRED THOUSAND SHARES OF

COMMON STOCK FOR DISTRIBUTION UNDER SUCH PLAN

General

On May 28, 2002, our stockholders approved the Euronet Worldwide, Inc. 2002 Stock Incentive Plan (the “Plan”) as adopted by the Board of Directors on March 25, 2002. The Plan currently reserves 2 million shares of our Common Stock for Awards granted pursuant to the Plan. On March 26, 2004, the Board approved an amendment to the Plan to increase the number of shares available under it by 1.5 million shares of our Common Stock (the “Amended Plan”).

In addition to the Plan, we sponsor two other option plans and two stock purchase plans for Euronet’s employees. The two other plans, adopted in 1996 and 1998, provided for the grant of options to purchase 2.4 million and 2 million shares, respectively. The stock purchase plans allow for grants of a total of 1 million shares of our Common Stock. Approximately 32,000 shares in the aggregate remain eligible to be issued under the 1996 and 1998 option plans and 420,243 shares of Common Stock remain eligible to be issued under our stock purchase plans.

The following summary of the Amended Plan is qualified in its entirety by the specific language of the Amended Plan. A copy of the Amended Plan marked to show the changes to the Plan if approved by stockholders of Euronet is attached as Appendix B to this proxy statement and is available at our address indicated in the header to these proxy materials.

Purpose of the Amended Plan

The purpose of the Amended Plan is to promote our long-term growth and profitability by providing our eligible and prospective directors, officers, employees and consultants with incentives to improve stockholder value and thereby to attract, retain and motivate the best available persons for positions of substantial responsibility.

Description of the Amended Plan

Effective Date. The Plan originally became effective on March 25, 2002. If approved by stockholders, the Amended Plan will become effective on May 24, 2004 (the “Effective Date”).

Administration. The Amended Plan is administered by the Compensation Committee (the “Committee”). The Board may act in lieu of the Committee on any matter within its discretion or authority, and may eliminate the Committee, or remove any Committee member, at any time in its discretion. The Committee has broad discretionary authority to administer the Amended Plan, to make and modify Awards (which are defined below) and document Awards, to prescribe rules and regulations relating to the Amended Plan, and to interpret the terms of the Amended Plan and any Award agreements. In addition, the Amended Plan authorizes the Board from time to time to authorize one or more of our officers to grant Options (which are defined below) to our officers and employees or those of our subsidiaries, and to determine the number of Options to be granted to these officers and employees. However, no officer is permitted to grant an Option either to himself or herself, or to any officer or employee who is a reporting person for purposes of Securities and Exchange Commission Rule 16.

Types of Awards. Under the Amended Plan, the Committee has discretionary authority to grant stock options (“Options”), stock appreciation rights (“SARs”), restricted stock awards (“Restricted Shares”), deferred share awards (“Deferred Shares”) and phantom rights (“Phantom Rights”) (collectively, “Awards”) to any employee, independent contractor or non-employee director of Euronet as the Committee shall designate. As of the Record

Date, we, including our subsidiaries, had 548 officers and employees and 5 non-employee directors who were reasonably regarded as being eligible to participate in the Amended Plan.

Shares Available for Grants. If the stockholders approve this proposal, the Amended Plan will reserve 3.5 million shares of our Common Stock for Awards granted pursuant to the Amended Plan, subject to certain adjustments upon an event such as a stock split, reverse stock split, stock dividend, combination or reclassification of Common Stock, or any other similar event.

Agreements Evidencing Awards; Stockholder Rights. Each Award granted under the Amended Plan (except an Award of unrestricted stock) will be evidenced by a written Award agreement, which will contain provisions as the Committee in its discretion deems necessary or desirable.

Options; Exercise Price; Term. Options may be either incentive stock options (“ISOs”) having terms required under Section 422 of the Internal Revenue Code, or Options that are not ISOs (“NQSOs”). The Committee may grant Options sequentially in one resolution for a series of future grants. The exercise price as to any ISO may not be less than 100% of the Fair Market Value (as defined under the Amended Plan) of the optioned shares on the date of grant and 110% in the case of an employee who owns more than 10% of the outstanding Common Stock on the date of receiving an ISO grant. The per-share exercise price for each NQSO grant shall also not be less than the Fair Market Value of the optioned shares on the date of the grant.

Vesting. Unless an Award agreement provides otherwise: (i) an independent contractor may immediately exercise any Option, and (ii) any other Option will become exercisable at the rate of 20% per year of the participant’s service after the grant date. If the Committee exercises this discretion, each participant whose Options are cancelled will receive an amount that is not less than the product of (i) the number of shares that the participant had the vested right to purchase through exercise of the Option immediately before its cancellation, (ii) 25% of the Fair Market Value per share on the date cancelled, and (iii) the ratio of such Fair Market Value to the cancelled Option’s exercise price per share.

Dividend Equivalent Rights and Reload Grants. The Committee may award dividend equivalent rights entitling the recipient of an Option to receive amounts equal to the ordinary dividends that would be paid on shares, subject to an unexercised Award as if such shares were currently outstanding. The Committee will determine the method of any payment and the terms and conditions of any dividend equivalent rights granted. In addition, the Committee may include in any Option Award a provision under which a participant who exercises the Option (in whole or in part) through the surrender of shares held for at least six months will receive a new Option (the “Reload Option”) to purchase an equivalent number of shares at their Fair Market Value on the grant date of the Reload Option.

SARs. SARs may be granted in connection with an Option or independently as determined by the Committee. The pricing restrictions in the Amended Plan applicable to Options also apply to the exercise price of SARs. Upon the exercise of an Option in connection with which a SAR has been granted, the number of shares that the Option is exercised for shall reduce the number of shares subject to the SAR. Unless the Committee determines otherwise, upon exercise of a SAR and the surrender of the exercisable portion of any related Award, the participant will be entitled to receive payment of an amount equal to the excess of (a) the Fair Market Value of a share on the date of exercise of the SAR over (b) the exercise price of this right as set forth in the Award agreement (or over the Option exercise price if the SAR is granted in connection with an Option), multiplied by (c) the number of shares with respect to which the SAR is exercised.

Effect of Termination of Service. The Committee has broad discretion to determine the effect of a termination of continuous service, with the Amended Plan requiring as follows unless the Committee determines otherwise: an Option or SAR may be exercised at any time during an employee’s continuous service with Euronet or within 60 days thereafter unless (a) the Committee determines that the employee’s continuous service terminates due to “cause” as defined in the Amended Plan, in which case the participant’s Option or SAR will lapse immediately and the participant must return any dividend equivalent rights granted by us, and (b) an employee dies, in which case the Option or SAR remains exercisable for 90 days following the employee’s death. In addition, no Option or SAR may be exercisable after expiration of its term or to a greater extent than the employee was entitled to exercise it when the employee’s continuous service terminated. In the event a director or independent consultant terminates his directorate or service for any reason other than death, all Options and SARs then exercisable shall be exercisable for the remainder of their terms, subject to the terms of any Award agreement, subject to immediate forfeiture if a directorate is terminated for cause, and subject to expiration 90 days after a director’s death. If an outside consultant dies, the consultant’s estate may exercise any Options during their remaining term.

Restricted Share Awards. The Committee may grant Restricted Share Awards that vest based on future conditions, and may include a purchase price if the Committee desires. The participant will receive a certificate or certificates for the appropriate number of shares after exercising the Restricted Share Award.

Deferred Share Awards. The Committee may make discretionary Deferred Share Awards to select eligible persons subject to the terms of the Amended Plan. At the end of each calendar year, or other periods approved by the Committee, the Committee will credit the participant’s account with a number of Deferred Shares having a Fair Market Value on that date equal to the compensation deferred during the year, and any cash dividends paid during the year on Deferred Shares previously credited to the participant’s account. A participant may receive immediate distribution of all or a portion of his or her Deferred Shares on account of hardship (as defined in the Amended Plan). Fractional shares will not be distributed, but will be paid out in cash.

In all cases, we will generally distribute the Common Stock associated with a Deferred Share Award over the five-year period after the Award holder terminates service, subject to the holder’s right to elect a different payout term and commencement date. Any distribution of Common Stock will include dividends that accrued after the date of the Deferred Share Award (with cash dividends being converted into Deferred Shares at the end of each fiscal year).

Phantom Rights. The Committee may make discretionary Phantom Rights Awards with respect to Common Stock, may select eligible persons for these Awards, and may establish the terms and conditions under which Phantom Rights vest and are cashed out.

Conditions on Issuance of Shares. The Committee has the discretionary authority to impose restrictions on shares of Common Stock issued pursuant to the Amended Plan as it may deem appropriate or desirable, including the authority to impose a right of first refusal and to establish repurchase rights.

Effect of Certain Transactions. Upon the later of (i) a change in corporate control or the execution of an agreement to effect an “Accelerating Event” (within the meaning of the Amended Plan) and (ii) a participant’s termination of service either involuntarily or for good reason (within the meaning of the Amended Plan), all of the participant’s Options and SARs will become fully exercisable, all other Awards will become fully vested, and the Committee may permit the participant to cancel outstanding Awards in exchange for a cash payment equal to the value of the cancelled Award.

Duration of the Amended Plan and Grants. The Amended Plan prohibits the granting of Awards more than 10 years after its Effective Date. Each Award agreement for Options and SARs will set forth the periods during which they will be exercisable. The maximum term for an ISO (and a SAR granted in tandem with an ISO) may not exceed 10 years (five years if the participant owns more than 10% of the Common Stock on the date of grant).

Modification of Awards. The Committee may modify an Award as long as the modification to the Award does not materially reduce the participant’s rights or materially increase the participant’s obligations as determined by the Committee.

Amendment and Termination of the Amended Plan. The Board may from time to time amend the terms of the Amended Plan and, with respect to any shares at the time not subject to Awards, suspend or terminate the Amended Plan. No amendment, suspension, or termination of the Amended Plan will, without the consent of any affected participant, alter or impair any rights or obligations under any Award previously granted. The listing standards of the Nasdaq National Market require us to obtain stockholders’ approval of material amendments to the Amended Plan.

Financial Effects of Awards. Euronet will receive no monetary consideration for the granting of Awards under the Amended Plan. We will receive no monetary consideration other than the exercise price for shares of Common Stock issued to participants upon the exercise of their Options or the purchase price, if any, paid for Restricted Shares. We will also not receive monetary consideration upon the distribution of Common Stock satisfying Deferred Share or Phantom Rights Awards. Cash proceeds from the issuance of Common Stock pursuant to any Award will be added to our general funds to be used for general corporate purposes.

Under the intrinsic value method that we follow under applicable accounting standards, recognition of compensation expense is not required when Options are granted at an exercise price equal to or exceeding the Fair Market Value of the Common Stock on the date the Option is granted. Nonetheless, disclosure is required in financial statement footnotes regarding pro forma effects on earnings and earnings per share of recognizing, as a compensation expense, an estimate of the fair value of such stock-based awards.

The Financial Accounting Standards Board of Directors has issued an interpretation of existing accounting treatment for stock-based compensation to individuals who do not qualify as employees or directors of Euronet. Among other things, this change requires recognition of compensation expense when Options are awarded to these individuals.

The granting of SARs will require charges to our income based on the amount of the appreciation, if any, in the average market price of the Common Stock to which the SARs relate over the exercise price of those shares. If the average market price of the Common Stock declines subsequent to a charge against earnings due to estimated appreciation in the Common Stock subject to SARs, the amount of the decline will reverse these prior charges to our income (but not by more than the aggregate of these prior charges).

The granting of Restricted Shares or Deferred Shares will require charges to our income in an amount equal to the Fair Market Value, on the date of the Award, of the shares of Common Stock credited pursuant to the Award, with the expense generally being spread over any vesting period.

The granting of Phantom Rights will require ongoing charges to our income based on changes in their vested value.

Disclosure of Awards

We have not yet made any Awards pursuant to the Plan or the Amended Plan and do not expect to do so before the Amended Plan receives stockholder approval. In addition, the amount of any future Awards is not determinable at this time.

Recommendation and Vote Required

The Board has determined that the allocation of additional shares under the Amended Plan is desirable, cost-effective, and produces incentives that will benefit us and our stockholders. The Board is seeking stockholder approval of the Amended Plan in order to satisfy the requirements of the Internal Revenue Code for favorable tax treatment of ISOs, for an exemption under Section 162(m) of the Internal Revenue Code, and to satisfy the listing requirements of the Nasdaq National Market for national market system securities.

Stockholder approval of the Amended Plan requires the affirmative vote of the holders of a majority of the votes cast at the Annual Meeting.

Equity Compensation Plan Information

The table below sets forth information with respect to shares of Euronet Common Stock that may be issued under our equity compensation plans as of December 31, 2003.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	5,766,566	$7.59	109,809
Equity compensation plans not approved by security holders	—	—	—

Total	5,766,566	$7.59	109,809

Approval of the Amended Plan requires the affirmative vote of holders of a majority of the Common Stock present and represented at the Annual Meeting. If approved, the issuance of an additional 1,500,000 shares of Common Stock would be reflected in the totals in column (c) above.

The Board recommends that stockholders vote “FOR” the additional allocation of 1.5 million shares of Common Stock to the Euronet Worldwide, Inc. 2002 Stock Incentive Plan.

OTHER MATTERS

The Board knows of no other business which may come before the Annual Meeting. If, however, any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS FOR THE 2005 ANNUAL MEETING

Stockholder Proposals

Proposals of stockholders intended to be presented at the 2005 Annual Meeting scheduled to be held on May 20, 2005, must be received by the Secretary of Euronet at 4601 College Boulevard, Suite 300, Leawood, Kansas 66211 by December 21, 2004 for inclusion in Euronet’s proxy statement and proxy relating to that meeting. Upon receipt of any such proposal, Euronet will determine whether or not to include such proposal in the proxy statement and proxy in accordance with regulations governing the solicitation of proxies.

Stockholder Nominees

In order for a stockholder to propose a candidate for Director, notice of the nomination must be received by the Secretary of Euronet by December 21, 2004. To be considered, the proposal must include the following information: (a) as to each nominee whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of our Common Stock that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required, under the rules of the SEC, in a proxy statement soliciting proxies for the election of such nominee; (b) as to the stockholder giving the notice, (i) the name and address of the stockholder, and (ii) the class and number of shares of our Common Stock that are beneficially owned by the stockholder and the name and address of record under which such stock is held; and (c) the signed consent of the nominee to serve as a director if elected.

Other Matters

In order for a stockholder to bring other business before a stockholder meeting, notice must be received by Euronet by December 21, 2004. Such notice must include:

•	the name and address of such stockholder, as they appear on Euronet’s stock transfer books;

•	a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;

•	the class and number of shares of stock of Euronet beneficially owned by such stockholder;

•	a brief description of the business desired to be brought before the annual meeting, including the complete text of any resolutions to be presented at the annual meeting, and the reasons for conducting such business at the annual meeting; and

•	any material interest of such stockholder in such business.

In each of the three cases listed above under “—Stockholder Proposals,” “—Stockholder Nominees,” and “—Other Matters,” the notice must be given by personal delivery or by United States certified mail, postage prepaid, to the Secretary of Euronet, whose address is 4601 College Boulevard, Suite 300, Leawood, Kansas 66211. The amended Bylaws are available on Euronet’s Internet website at http://www.euronetworldwide.com/ investors/index.asp. Any stockholder desiring a copy of Euronet’s Bylaws will be furnished one without charge upon written request to the Secretary. A copy of the Bylaws and all amendments were filed as Exhibit 3.2 to our registration statement on Form S-1 filed on December 18, 1996 (Registration No. 333-18121), as Exhibit 3(ii) to our quarterly report on Form 10-Q for the fiscal period ended March 31, 1997 (Amendment No. 1) and as Exhibit 3.1 to our current report on Form 8-K filed on March 24, 2003 (Amendment No. 2) are available at the Securities and Exchange Commission Internet website (www.sec.gov).

By Order of the Board,

Jeffrey B. Newman

Executive Vice President,

General Counsel and Secretary

April 21, 2004

APPENDIX A

AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

(As amended on November 20, 2003)

This Charter is intended to define the purposes, membership and responsibilities of the Audit Committee of Euronet Worldwide, Inc. (the “Company”).

I. PURPOSES

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

1.	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

2.	Monitor the independence and performance of the Company’s independent auditors and internal auditing department.

3.	Provide an avenue of communication among the independent auditors, management, the internal auditing department and the Board of Directors.

4.	Establish procedures for the receipt, retention and treatment of financial matters complaints and the confidential anonymous submission by employees regarding questionable accounting.

5.	Report on its activities to the Board of Directors.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as anyone at the Company. The Audit Committee has the ability to retain, at the Board’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties. However, it is not the duty or responsibility of the Audit Committee or its members to conduct auditing or accounting review or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations.

II. COMPOSITION AND MEETINGS

The Audit Committee shall be comprised of three or more directors as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Audit Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed on recommendation by the Board of Directors. If a Chair of the Audit Committee is not designated or present, the members of the Audit Committee may designate a Chair by majority vote of the Audit Committee.

The Audit Committee shall meet three times per year, or more frequently if circumstances dictate.

III. RESPONSIBILITIES AND DUTIES

To carry out its purposes, the Audit Committee shall have the following duties and responsibilities:

Review Procedures

1.	Review and assess the adequacy of this Charter at least annually and submit any proposed changes to the Board for approval.

2.	Review the annual audited financial statements with management, prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting and auditing principles, practices and judgments.

3.	In consultation with management, the independent auditors and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls.

Independent Auditors

4.	The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

5.	Approve the fees and other significant compensation to be paid to the independent auditors.

6.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence.

7.	Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors.

8.	Review with the independent auditor any management letter provided by the auditor and the Company’s response to that letter.

Legal Compliance

9.	Review with the Company’s counsel any legal matters that could have a significant impact on the Company’s financial statements.

Internal Audit Department

10.	Review the organizational structure, and qualifications of the internal audit department, as needed.

11.	Review significant reports prepared by the internal audit department together with management’s response and follow-up to these reports.

Other Audit Committee Responsibilities

12.	Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

13.	Perform any other activities consistent with this Charter, the Company’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

14.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations.

APPENDIX B

AMENDED AND RESTATED 2002 STOCK INCENTIVE PLAN

(Marked to show amendments to the 2002 Stock Incentive Plan)

EURONET WORLDWIDE, INC.

2002 STOCK INCENTIVE PLAN

(Amended and Restated)

Euronet Worldwide, Inc., a Delaware corporation (the “Company”), originally adopted the Euronet Worldwide, Inc. 2002 Stock Incentive Plan (the “Plan”) on March 25, 2002. The Plan was originally approved by the Company’s stockholders on May 28, 2002. On March 26, 2004, the Board approved of this amendment and restatement of the Plan in order to (i) increase the aggregate number of shares available to be issued pursuant to Awards granted under the Plan and (ii) provide the Board with greater flexibility in designating future grants of stock options. This amendment and restatement is subject to stockholder approval.

1. PURPOSE

This Plan is intended to advance the interests of the Company through providing select current and prospective key employees, directors, and consultants of the Company with the opportunity to acquire Shares. By encouraging such stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility and to provide additional incentives to directors, consultants, and key employees of the Company to promote the success of the business.

2. DEFINITIONS

As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Award” shall mean any award made pursuant to this Plan, including Options, Stock Appreciation Rights, Restricted Shares, Deferred Shares, and Phantom Rights.

(b) “Award Agreement” shall mean any written document setting forth the terms and conditions of an Award, as prescribed by the Committee.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e) “Committee” shall mean (i) the committee that the Board appoints in its discretion to administer the Plan, and (ii) any committee of Delegated Officers whom the Board authorizes to make Awards pursuant to Section 3(c) of the Plan.

(f) “Common Stock” shall mean the Common Stock, $0.01 par value, of the Company.

(g) “Company” shall mean Euronet Worldwide, Inc., a Delaware corporation.

(h) “Deferred Shares” shall mean shares of Common Stock credited under Section 10 of this Plan.

(i) “Delegated Officer” has the meaning set forth in Section 3(c) of this Plan.

(j) “Exercise Price” shall mean the price per Share at which an Option or Stock Appreciation Right may be exercised.

(k) “Fair Market Value” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock on the principal national securities exchange, if any, on which the shares of Common Stock shall then be listed for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then listed on a national securities exchange, the last sales price per share of Common Stock entered on a national inter-dealer quotation system for the last preceding date on which there was a sale of such Common Stock on such national inter-dealer quotation system, or (iii) if no closing or last sales price per share of Common Stock is entered on a national inter-dealer quotation system, the average of the closing bid and asked prices for the shares of Common Stock in the over-the-counter market for the last preceding date on which there was a quotation for such Common Stock in such market, or (iv) if no price can be determined under the preceding alternatives, then the price per share as most recently determined by the Board, which shall make such determinations of value at least once annually.

(l) “Good Reason” shall mean any of the following events, which has not been either consented to in advance by the Participant in writing or cured by the Company within a reasonable period of time not to exceed 20 days after the Participant provides written notice thereof: (i) the requirement that the Participant’s principal service for the Company be performed more than 30 miles from the Participant’s primary office as of an Accelerating Event (as defined in Section 12 hereof), (ii) other than as part of an across-the-board reduction affecting all similarly-situated employees, a material reduction in the Participant’s base compensation in effect immediately before the Accelerating Event; (iii) other than as part of an across-the-board reduction affecting all similarly-situated employees, the failure by the Company to continue to provide the Participant with the same level of overall compensation and benefits provided immediately before the Accelerating Event, or the taking of any action by the Company which would directly or indirectly reduce any of such benefits or deprive the Participant of any material fringe benefit; (iv) the assignment to the Participant of duties and responsibilities materially different from those associated with his position immediately before the Accelerating Event; or (v) a material diminution or reduction, on or after an Accelerating Event, in the Participant’s responsibilities or authority, including reporting responsibilities in connection with the Participant’s service with the Company.

(m) “Group of Persons”—a “group” as such term is defined in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder (the “Exchange Act”).

(n) “Incentive Stock Option” shall mean one or more Options to purchase Common Stock which, at the time such Options are granted under this Plan or any other such plan of the Company, qualify as incentive stock options under Section 422 of the Code.

(o) “Non-Qualified Option” shall mean any Option that is not an Incentive Stock Option.

(p) “Option” shall mean an Incentive Stock Option and/or a Non-Qualified Option.

(q) “Optioned Shares” shall mean Shares subject to an Option granted pursuant to this Plan.

(r) “Parent” shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of granting an Option, each of the corporations other than the Company owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(s) “Participant” shall mean any person who receives an Award pursuant to this Plan.

(t) “Phantom Rights” shall have the meaning set forth in Section 11(a) of this Plan.

(u) “Plan” shall mean this Stock Incentive Plan.

(v) “Restricted Shares” shall mean Shares subject to restrictions imposed pursuant to Section 9 of this Plan.

(w) “Share” shall mean one share of Common Stock.

(x) “Stock Appreciation Right” shall mean the right to receive the appreciation in value, or a portion of the appreciation in value, of a specified number of shares of Common Stock pursuant to Section 8 of this Plan.

(y) “Subsidiary” shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of granting an Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(z) “Ten Percent Stockholder” shall mean a Participant who, at the time an Option is granted, owns directly or indirectly (within the meaning of Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, its Parent or a Subsidiary.

3. GENERAL ADMINISTRATION

(a) The Plan shall be administered by the Committee, provided that (i) only directors who are “outside directors” within the meaning of Code Section 162(m) shall make awards to persons subject to that section, and (ii) only directors who are “non-employee directors” within the meaning of SEC Rule 16b-3 shall make awards to persons who are reporting persons for purposes of SEC Rule 16.

(b) The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the Exercise Price; to determine the persons to whom, and the time or times at which, Options shall be granted; to determine the number of shares to be covered by each Option; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

(c) Notwithstanding any provision to the contrary in Section 3(b) of this Plan, the Board, in accordance with Section 157 of the Delaware general corporate law, may from time to time authorize one or more officers of the Company (each such officer, a “Delegated Officer”) to do one or both of the following: (i) designate officers and employees of the Company or any Subsidiary to be granted Options; and (ii) determine the number of Options to be granted to such officers and employees; provided, however, that the Board may not authorize any Delegated Officer to grant an Option to (i) himself or herself, or (ii) any officer or employee who is a reporting person for purposes of SEC Rule 16. The Board resolution providing such authorization shall specify both the total number of Options that such Delegated Officer or Officers may grant and the formula for determining the Exercise Price for each Option granted hereunder, provided that the authorized Exercise Price shall be deemed to be the Fair Market Value of the underlying Shares if the Board does not specify a different formula for determining the Exercise Price for particular grants. Except as expressly provided herein, nothing in this Section 3(c) shall be construed as creating any limitations on the power or authority of the Board and the Committee to administer and operate the Plan.

(d) No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Award granted hereunder.

4. GRANTING OF AWARDS

The Committee may grant Awards under the Plan at any time during the term of the Plan (as established pursuant to Section 16).

5. ELIGIBILITY

(a) The Committee may grant Awards to any director, officer, key employee or outside consultant of the Company or any Subsidiary, as well as to any prospective director, officer, key employee, or outside consultant of the Company or any Subsidiary as an inducement for such person to perform services for the Company or any Subsidiary; provided that an Award Agreement may contain terms and conditions providing for the termination of an inducement Award in the event that a recipient thereof is not retained to perform services for the Company with the period specified therein. In determining from time to time the officers and employees to whom Awards shall be granted and the number of shares to be covered by each Awards, the Committee shall take into account the duties of the respective officers and employees, their present and potential contributions to the success of the Company and such other factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

(b) At the time of the grant of each Option under the Plan, the Committee shall determine whether or not such Option is to be designated an Incentive Stock Option. Incentive Stock Options shall not be granted to a director or a consultant who is not an employee of the Company. The length of the exercise period of Incentive Stock Options shall be governed by Section 7(e)(2) of the Plan; the exercise period of all other Options will be governed by Section 7(e)(3).

(c) An Option designated as an Incentive Stock Option can, prior to its exercise, be changed to a Non-Qualified Option if the Participant consents to amend his Award Agreement to provide that the exercise period of such Option will be governed by Section 7(e)(2) of the Plan.

6. STOCK

The stock subject to Awards shall be shares of the Common Stock. Such shares may, in whole or in part, be authorized but unissued shares contributed directly by the Company or shares which shall have been or which may be acquired by the Company. The aggregate number of shares of Common Stock as to which Awards may be granted from time to time under the Plan shall be ~~2,000,000~~3,500,000 shares, with a limit of 250,000 shares per Participant during the term of the Plan. The limitations established by the preceding sentence shall be subject to adjustment as provided in Section 12 hereof. If any outstanding Awards under the Plan for any reason expires or is cancelled or terminated without having been exercised or vested in full, the shares of Common Stock allocable to the unexercised or unvested portion of such Award shall (unless the Plan shall have been terminated) become available for subsequent grants of Awards under the Plan.

7. TERMS AND CONDITIONS OF OPTIONS

Each Option granted pursuant to the Plan shall be evidenced by an Award Agreement in such forms as the Committee may from time to time approve. Options shall comply with and be subject to the following terms and conditions:

(a) EXERCISE PRICE. Each Option shall state the Exercise Price, which in the case of Incentive Stock Options shall be not less than one hundred percent (100%) of the Fair Market Value of the shares of Common Stock on the date of grant of the Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the Exercise Price shall not be less than one hundred ten percent (110%) of such Fair Market Value. The Exercise Price per share for Non-Qualified Options shall also not be less than the Fair Market Value of a share of Common Stock on the effective date of grant of the Option. The Exercise Price shall be subject to adjustment as provided in Section 12 hereof. The date on which the Committee adopts a resolution expressly granting an Option shall generally be considered the day on which such Option is granted~~. However~~; provided, however, the Committee may, in its sole discretion~~,~~ (i) designate in the resolutions that one or more Options shall be deemed granted as of a date in the future and (ii) grant a series of sequential Options to a Participant pursuant to a single resolution adopted by the Committee. Such a future date of grant or a series of sequential Options will be treated as granted as of the specific future dates designated by the Committee and such Options will have an Exercise Price determined in each case by reference to the Fair Market Value of Common Stock as of the respective future dates as of which the Options are deemed granted. For example, as of May 15, 2002, the Committee could, in its sole discretion, grant a series of Options to a Participant equal to 1,000 shares of Common Stock which could be deemed by the Committee to be granted at the rate of 250 shares as of June 1,

2002 and at the rate of 250 shares as of the first day of each of the next three calendar months thereafter for an Exercise Price in each case equivalent to the Fair Market Value of 250 shares of Common Stock as of each of the deemed grant days.

(b) RESTRICTIONS. Any Common Stock issued under the Plan may contain restrictions including, but not limited to, limitations on transferability, as the Committee may set forth in the Award Agreement effecting an Award.

(c) VALUE OF SHARES. Options may be granted to any eligible person for shares of Common Stock of any value, provided that the aggregate Fair Market Value (determined at the time the Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all the plans of the Company, its Parent and its Subsidiaries) shall not exceed $100,000.

(d) MEDIUM AND TIME OF PAYMENT. The Exercise Price shall be paid in full, at the time of exercise, in cash or, with the approval of the Committee, in shares of Common Stock having a Fair Market Value in the aggregate equal to such Exercise Price or in a combination of cash and such shares, provided that any shares of Common Stock used to pay the Exercise Price must have been held by the Participant for no less than six (6) months. In addition, the Committee may provide in an Award Agreement for the payment of the Exercise Price on a cashless basis, by stating in the exercise notice the number of Shares the Participant elects to purchase pursuant to such exercise (in which case the Participant shall receive a number of Shares equal to the number the Participant would have received upon such exercise for cash less such number of Shares as shall then have a Fair Market Value in the aggregate equal to the Exercise Price due in respect of such exercise). The Committee may, in its discretion and for any reason, refuse to accept a particular form of consideration (other than cash, wire transfer of funds or a certified or official bank check) at the time of any Option exercise.

(e) TERM AND EXERCISE OF OPTIONS

(1) Unless the applicable Award Agreement otherwise provides, each Option granted to an independent contractor performing services for the Company shall be vested immediately and each Option granted to an employee or director shall become vested and first exercisable in the following installments:

ANNIVERSARY DATE OF GRANT	PERCENTAGE EXERCISABLE
Less than One	0%
One	20%
Two	40%
Three	60%
Four	80%
Five	100%

(2) Incentive Stock Options shall be exercisable over the exercise period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Incentive Stock Option; provided, however, that in the case of an Incentive Stock Option granted to a Ten Percent Stockholder, the exercise period shall not exceed five (5) years from the date of grant of such Option.

(3) Non-Qualified Options shall be exercisable over a period specified by the Committee in the Award Agreement, but in no event shall such period exceed ten (10) years from the date of the grant of each such Non-Qualified Option.

(4) The exercise period of any Option shall be subject to earlier termination as provided in Section 7(g) and 7(h) hereof. An Option may be exercised, as to any or all full shares of Common Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee; provided that an Option may not be exercised at any one time as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(f) DIVIDEND EQUIVALENCY; RELOAD GRANTS

(1) Any Option may, in the discretion of the Committee, provide for dividend equivalency rights under which the Participant shall be entitled to additional payments, in the nature of compensation, equal to the amount of dividends which would have been paid, during the period such Option is held, on the number of shares of Common Stock equal to the number of shares subject to such Option.

(2) The Committee may in its discretion include in any Award Agreement with respect to an Option (the “Original Option”) a provision awarding an additional option (the “Reload Option”) to any Participant who delivers Shares in partial or full payment of the Exercise Price of the Original Option. The Reload Option shall be for a number of Shares equal to the number of Shares so delivered, shall have an Exercise Price equal to the Fair Market Value of a Share on the date of exercise of the Original Option, and shall have an expiration date no later than the expiration date of the Original Option. In the event that an Award Agreement provides for the grant of a Reload Option, such Award Agreement shall also provide that the Exercise Price of the Original Option be no less than the Fair Market Value of a Share on its date of grant, and that any Shares that are delivered in payment of such Exercise Price shall have been held for at least 6 months.

(g) TERMINATION OF SERVICE. Except as provided in this Section 7(g) and Section 7(h) hereof and except with respect to Options granted to an independent contractor performing services for the Company, an Option may only be exercised by persons who are employees or of the Company or any Parent or Subsidiary of the Company (or a corporation or a Parent or Subsidiary of such corporation issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies), who have remained continuously, or directors so in service since the date of grant of the Option.

In the event the directorship of a Participant who is a director of the Company shall terminate (other than by reason of death), all Options or unexercised portions thereof granted to such Participant which are then exercisable shall, unless earlier terminated in accordance with their terms, remain exercisable over the exercise period specified by the Committee in the Award Agreement; provided, however, that if the association of the Participant with the Company shall terminate for “cause” (as determined by the Committee), all Options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith; and further provided that all Options theretofore granted to such Participant which have not vested shall terminate forthwith.

In the event a Participant who is an employee shall terminate all association with the Company (other than by reason of death), all Options or unexercised portions thereof granted to such Participant which are then exercisable may, unless earlier terminated in accordance with their terms, be exercised within sixty (60) days after such termination; provided, however, that if the association of the Participant with the Company shall terminate for “cause” (as determined by the Committee), all Options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith. A bona fide leave of absence shall not be considered a termination or break in continuity of employment for any purpose of the Plan so long as the period of such leave does not exceed ninety (90) days or such longer period during which the Participant’s right to reemployment is guaranteed by statute or by contract. Where the period of such leave exceeds ninety (90) days and the Participant’s right to reemployment is not guaranteed, the Participant’s employment will be deemed to have terminated on the ninety-first (91st) day of such leave. Nothing in the Plan or in any Option granted pursuant hereto shall confer upon an employee any right to continue in the employ of the Company or any of its divisions or Parent or Subsidiaries or interfere in any way with the right of the Company or any such divisions or Parent or Subsidiary to terminate or change the terms of such employment at any time.

Unless an Award Agreement provides otherwise, a Participant’s changes or changes in status between employee and director shall not be considered a termination or break in continuity of employment for any purpose of the Plan. The Committee may, in its discretion, provide similar treatment for changes in the status of any independent consultant, and may so provide in an Award Agreement or future modification thereof.

(h) DEATH OF PARTICIPANT. If a Participant who was an outside consultant when his Option was granted shall die, all Options heretofore granted to such Participant may be exercised at any time during the remaining period of their terms by the personal representative of the Participant’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of death of the Participant. If a Participant shall die while a director of or employed by the Company or any Parent or Subsidiary of the Company, all Options theretofore granted to such Participant may, unless earlier terminated in accordance with their terms and to the extent already vested and exercisable, be exercised by the Participant or by the personal representative of the Participant’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of death of the Participant, at any time within one year after the date of death of the Participant.

8. STOCK APPRECIATION RIGHTS

(a) GRANTING OF STOCK APPRECIATION RIGHTS. In its sole discretion, the Committee may from time to time grant Stock Appreciation Rights to Participants either in conjunction with, or independently of, any Options granted under the Plan. A Stock Appreciation Right granted in conjunction with an Option may be an alternative right wherein the exercise of the Option terminates the Stock Appreciation Right to the extent of the number of shares purchased upon exercise of the Option and, correspondingly, the exercise of the Stock Appreciation Right terminates the Option to the extent of the number of Shares with respect to which the Stock Appreciation Right is exercised. Alternatively, a Stock Appreciation Right granted in conjunction with an Option may be an additional right wherein both the Stock Appreciation Right and the Option may be exercised. A Stock Appreciation Right may not be granted in conjunction with an Incentive Stock Option under circumstances in which the exercise of the Stock Appreciation Right affects the right to exercise the Incentive Stock Option or vice versa, unless the Stock Appreciation Right, by its terms, meets all of the following requirements: (1) the Stock Appreciation Right will expire no later than the Incentive Stock Option; (2) the Stock Appreciation Right may be for no more than the difference between the Exercise Price of the Incentive Stock Option and the Fair Market Value of the Shares subject to the Incentive Stock Option at the time the Stock Appreciation Right is exercised; (3) the Stock Appreciation Right is transferable only when the Incentive Stock Option is transferable, and under the same conditions; (4) the Stock Appreciation Right may be exercised only when the Incentive Stock Option may be exercised; and (5) the Stock Appreciation Right may be exercised only when the Fair Market Value of the Shares subject to the Incentive Stock Option exceeds the Exercise Price of the Incentive Stock Option.

(b) EXERCISE PRICE. The Exercise Price as to any particular Stock Appreciation Right shall not be less than the Fair Market Value of the Optioned Shares on the date of grant.

(c) TIMING OF EXERCISE. The provisions of Section 7 regarding the period of exercisability of Options are incorporated by reference herein, and shall determine the period of exercisability of Stock Appreciation Rights.

(d) EXERCISE OF STOCK APPRECIATION RIGHTS. A Stock Appreciation Right granted hereunder shall be exercisable at such times and under such conditions as shall be permissible under the terms of the Plan and of the Award Agreement granted to a Participant, provided that a Stock Appreciation Right may not be exercised for a fractional Share. Upon exercise of a Stock Appreciation Right, the Participant shall be entitled to receive, without payment to the Company, an amount equal to the excess of (or, in the discretion of the Committee if provided in the Award Agreement, a portion of) the excess of the then aggregate Fair Market Value of the number of Optioned Shares with respect to which the Participant exercises the Stock Appreciation Right, over the aggregate Exercise Price of such number of Optioned Shares. This amount shall be payable by the Company, at the discretion of the Committee, in cash or in Shares valued at the then Fair Market Value thereof, or any combination thereof.

(e) PROCEDURE FOR EXERCISING STOCK APPRECIATION RIGHTS. To the extent not inconsistent herewith, the provisions of Section 7 as to the procedure for exercising Options are incorporated by reference, and shall determine the procedure for exercising Stock Appreciation Rights.

9. RESTRICTED SHARE AWARDS

(a) GRANTS. The Committee shall have the discretion to grant Restricted Share Awards to Participants. As promptly as practicable after a determination is made that a Restricted Share Award is to be made, the Committee shall notify the Participant in writing of the grant of the Award, the number of Shares covered by the Award, and the terms upon which the Shares subject to the Award may be earned. The date on which the Committee so notifies the Participant shall be considered the date of grant of the Restricted Share Awards. The Committee shall maintain records as to all grants of Restricted Share Awards under the Plan.

(b) EARNING SHARES. Unless the applicable Award Agreement otherwise provides, Shares subject to Restricted Share Awards shall be earned and become non-forfeitable by a Participant according to the schedule set forth in Section 7(e)(1), provided the Participant is a director, officer, employee or consultant on the scheduled vesting date. Notwithstanding the foregoing, each Participant shall become (100%) vested immediately upon termination of the Participant’s service due to the Participant’s disability or death.

(c) ACCRUAL OF DIVIDENDS. Whenever Restricted Shares are paid to a Participant under this Plan, the Participant shall also be entitled to receive, with respect to each Restricted Share paid, an amount equal to any cash dividends and a number of shares of Common Stock equal to any stock dividends declared and paid with respect to a share of Common Stock between the date the relevant Restricted Share Award was initially granted to such Participant and the date the Restricted Shares are being distributed. The Committee may also, in its discretion distribute an appropriate amount of net earnings, if any, with respect to any cash dividends paid between the grant date of the Restricted Share Award and the distribution date of the Restricted Shares.

(d) DISTRIBUTION OF RESTRICTED SHARES.

(1) TIMING OF DISTRIBUTIONS; GENERAL RULE. Except as otherwise expressly stated in this Plan, the Committee shall distribute Restricted Shares and accumulated dividends and interest to the Participant or his beneficiary, as the case may be, as soon as practicable after they have been earned. No fractional shares shall be distributed.

(2) FORM OF DISTRIBUTION. The Committee shall distribute all Restricted Shares, together with any shares representing stock dividends, in the form of Common Stock. One share of Common Stock shall be given for each Restricted Share earned. Payments representing cash dividends (and earnings thereon) shall be made in cash.

(e) DEFERRAL ELECTIONS. If expressly authorized in an Award Agreement a Participant who is a member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) may irrevocably elect, at any time at least 12 months prior to the date on which a Participant becomes vested in any shares subject to his or her Restricted Share Award, to defer the receipt of all or a percentage of the Restricted Shares that would otherwise be transferred to the Participant upon the vesting of such Award pursuant to Section 10 of this Plan. If such an election is made, the Restricted Shares shall be credited to the Participant’s account as Deferred Shares on the date such Restricted Shares would otherwise have been distributed to the Participant.

10. DEFERRAL ELECTIONS BY PARTICIPANTS.

(a) ELECTIONS TO DEFER. The Committee may, in its discretion, authorize any Participant who is a director, consultant, or member of a select group of management or highly compensated employees (within the meaning of the Employee Retirement Income Security Act of 1974, as amended) to irrevocably elect to forego the receipt of cash compensation and in lieu thereof to have the Company credit Deferred Shares to an account payable to the Participant. Each election shall take effect five business days after its delivery to the Committee, unless in the meantime the Committee sends the Participant a written notice explaining why the election is invalid. Notwithstanding the foregoing sentence, elections shall be ineffective with respect to any compensation that a Participant earns before the date on which the Committee receives the election.

(b) CASH EARNINGS ON DEFERRED SHARES. On the last day of each fiscal year of the Company, the Committee shall credit to the Participant’s account a number of Deferred Shares having a value equal to the sum of any cash dividends paid on Deferred Shares previously credited to the Participant’s account. The Committee shall hold each Participant’s Deferred Shares until distribution is required pursuant to subsection (c) hereof.

(c) DISTRIBUTIONS OF DEFERRED SHARES AND EARNINGS. The Committee shall distribute a Participant’s Deferred Shares in five substantially equal annual installments that are paid before the last day of each of the five fiscal years of the Company that end after the date on which the Participant’s continuous service terminates, unless the Participant has properly elected a different form of distribution pursuant to an election (on a Form that the Committee approves) that the Committee receives either more than 90 days before an Accelerating Event or more than one year before the date on which the Participant’s continuous service terminates for any reason.

(d) HARDSHIP WITHDRAWALS. Notwithstanding any other provision of the Plan or a Participant’s election hereunder, in the event the Participant suffers an unforeseeable hardship within the contemplation of this subsection, the Participant may apply to the Committee for an immediate distribution of all or a portion of his Deferred Shares. The hardship must result from a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, casualty loss of property, or other similar conditions beyond the control of the Participant. Examples of purposes which are not considered hardships include post-secondary school expenses or the desire to purchase a residence. In no event will a distribution be made to the extent the hardship could be relieved through reimbursement or compensation by insurance or otherwise, or by liquidation of the Participant’s nonessential assets to the extent such liquidation would not itself cause a severe financial hardship. The amount of any distribution hereunder shall be limited to the amount necessary to relieve the Participant’s financial hardship. The determination of whether a Participant has a qualifying hardship and the amount which qualifies for distribution, if any, shall be made by the Committee in its sole discretion. The Committee may require evidence of the purpose and amount of the need, and may establish such application or other procedures as it deems appropriate.

(e) RIGHTS TO DEFERRED SHARES. A Participant may not assign his or her claim to Deferred Shares during his or her lifetime. A Participant’s right to Deferred Shares shall at all times constitute an unsecured promise of the Company to pay benefits as they come due. The right of the Participant or his or her beneficiary to receive benefits hereunder shall be solely an unsecured claim against the general assets of the Company. Neither the Participant nor his or her beneficiary shall have any claim against or rights in any specific assets, shares, or other funds of the Company.

11. PHANTOM RIGHTS

(a) AWARDS. Awards of rights (“Phantom Rights”) that relate indirectly to shares of Common Stock may be made under this Plan and set forth in an applicable Award Agreement. The Committee may, but shall not be required to, make Awards of Phantom Rights. Subject to the terms of this Plan, the Committee shall determine the terms of Phantom Rights Awards, may in its discretion provide for their settlement in cash, Restricted Shares or other consideration, and may impose different terms and conditions on a Phantom Rights Award than on any other Award made to the same recipient or other Award recipients.

(b) EXERCISE OF PHANTOM RIGHTS. Unless an Award Agreement provides otherwise, Phantom Rights Awards become vested according to the schedule set forth in Section 7(e)(1).

(c) PAYMENT OF PHANTOM RIGHTS. Upon exercise of a vested Phantom Right, the holder thereof shall be entitled to receive a payment in respect of such Phantom Right calculated using the formula set forth in the Award Agreement (which shall relate to Shares available for Awards under the Plan).

(d) FORFEITURE OF PHANTOM RIGHTS. In making an Award of Phantom Rights, the Committee may impose a requirement that the recipient remain in the employment or service (including service as an advisor or consultant) of the Company or any Parent Corporation or Subsidiary for a specified minimum period of time, or else forfeit all or a portion of such Phantom Rights Right which has not been exercised, whether or not vested. Whether or not vested, a Phantom Rights Award shall expire on the earlier of (a) the expiration of the tandem Option or Restricted Share, if applicable, or (b) the expiration date set forth in the Award Agreement. The Committee shall have authority to determine whether to accelerate the termination of any forfeiture provisions contained in any applicable Award Agreement.

(e) RIGHTS AS STOCKHOLDER; DIVIDENDS. A recipient of a Phantom Rights Award shall have no rights as a stockholder with respect to any Phantom Rights.

12. EFFECT OF CERTAIN CHANGES

(a) If there is any change in the number of shares of Common Stock through the declaration of stock dividends, recapitalization resulting in stock splits, or combinations or exchanges of such shares, then the number of shares of Common Stock available for Awards, the number of such shares covered by outstanding Awards, and the price per Share pertaining to such Awards, shall be proportionately adjusted to reflect any increase or decrease in the number of issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

(b) In the event of a proposed dissolution or liquidation of the Company, or in the event of any corporate separation or division, including but not limited to, a split-up, a split-off or spin-off, the Committee may provide that the holder of each Award then exercisable shall have the right to exercise such Award (at its then Exercise Price) solely for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution or liquidation, or corporate separation or division; or the Committee may provide, in the alternative, that each Award granted under the Plan shall terminate as of a date to be fixed by the Committee, provided, however, that no less than thirty (30) days’ written notice of the date so fixed shall be given to each Participant who shall have the right, during the period of thirty (30) days preceding such termination, to exercise the Award as to all or any part of the shares of Common Stock covered thereby, including shares as to which such Award would not otherwise be exercisable.

(c) If while unexercised or unvested Awards remain outstanding under the Plan (i) the Company executes a definitive agreement to merge or consolidate with or into another corporation or to sell or otherwise dispose of substantially all its assets, or (ii) more than 50% of the Company’s then outstanding voting stock is acquired by any person or Group of Persons (any such event being an “Accelerating Event”), then from and after any later date on which a Participant’s service with the Company (including any successor) terminates involuntarily or for Good Reason (any such date being referred to herein as the “Acceleration Date”), all Awards granted to the Participant shall be exercisable and vested in full, whether or not otherwise exercisable or vested. Following the Acceleration Date, (a) the Committee shall, in the case of a merger, consolidation or sale or disposition of assets, promptly make an appropriate adjustment to the number and class of shares of Common Stock available for Awards, and to the amount and kind of shares or other securities or property receivable upon exercise or vesting of any outstanding Awards after the effective date of such transaction, and the price thereof (if applicable), and (b) the Committee may, in its discretion, permit the cancellation of outstanding Awards in exchange for a cash payment in an amount per share subject to any such Award determined by the Committee in its sole discretion, but not less than the difference between the Fair Market Value per share of Common Stock on the Acceleration Date, and the Exercise Price (if any) pertaining to the Award.

(d) Subsections (a) and (b) of this Section 12 shall not apply to a merger or consolidation in which the Company is the surviving corporation and shares of Common Stock are not converted into or exchanged for stock, securities or any other corporation, cash or any other thing of value. Notwithstanding the preceding sentence, in case of any consolidation or merger of another corporation into the Company in which the Company is the continuing corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the shares of Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that the holder of each Option or Stock Appreciation Right then exercisable shall have the right to exercise such Option or Stock Appreciation Right solely for the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable by the holder of the number of shares of Common Stock for which such Option or Stock Appreciation Right might have been exercised upon such reclassification, change, consolidation or merger.

(e) In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

(f) To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive, provided that each Option granted pursuant to this Plan and designated an Incentive Stock Option shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Code.

(g) Except as hereinbefore expressly provided in this Section 12, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation, and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of shares of Common Stock subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

13. RIGHTS AS A STOCKHOLDER; NONTRANSFERABILITY.

(a) A Participant or a transferee of an Award shall have no rights as a stockholder with respect to any Shares covered by such Award until the date of the issuance of a stock certificate such Participant or transferee for such Shares. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 7(f) or Section 12 hereof.

(b) NONTRANSFERABILITY OF AWARDS. Awards granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution, and Options and Stock Appreciation Rights may be exercised, during the lifetime of the Participant, only by the Participant. Notwithstanding the preceding sentence, the Committee, in its sole discretion, may permit the assignment or transfer of Awards (other than Incentive Stock Options except if permitted pursuant to Section 422 of the Code) and the exercise thereof by a person other than a Participant, on such terms and conditions as the Committee may determine.

14. OTHER PROVISIONS.

The Award Agreements authorized under the Plan shall contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise of rights pertaining to an Award and (ii) the inclusion of any condition not inconsistent with an Option designated by the Committee as an Incentive Stock Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable, including provisions with respect to compliance with federal and applicable state securities laws. In furtherance of the foregoing, at the time of any exercise of rights pertaining to an Award, the Committee may, if it shall determine it necessary or desirable for any reason, require the Participant as a condition to the exercise thereof, to deliver to the Committee a written representation of the Participant’s present intention to purchase the Common Stock for investment and not for distribution. If such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Participant upon his exercise of part or all of the rights pertaining to an Award and a stop transfer order may be placed with the transfer agent. Each such Award shall also be subject to the requirement that, if at any time the Committee determines, in its discretion, that either (i) the listing, registration or qualification of Common Stock subject to an Award upon any securities exchange or under any state, federal or foreign law, or (ii) the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the issue or purchase of Common Stock thereunder, the rights pertaining to an Award may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. A Participant shall not have the power to require or oblige the Company to register any Common Stock subject to an Award.

15. AGREEMENT BY PARTICIPANT REGARDING WITHHOLDING TAXES

(a) No later than the date of exercise of any Option or Stock Appreciation Right, or the distribution of Shares to a Participant pursuant to a Restricted Share or Deferred Share Award, the Participant shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld, and may satisfy minimum withholding consequences through the surrender of shares subject to the Award; and

(b) The Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Participant any federal, state or local taxes of any kind required by law to be withheld with respect to an Award.

16. TERM OF PLAN

Unless earlier terminated by the Board, Awards may be granted pursuant to the Plan ~~from time to time within a period of ten (10) years from the date~~ until March 26, 2012, on which ~~the~~ date this Plan ~~is adopted by the Board, provided that no~~will terminate except as to Awards then outstanding. No Award(s) granted under the Plan which relate(s) to the issuance of Shares in excess of the original 2,000,000 Shares approved by the Company’s stockholders on May 28, 2002, shall become effective, vested, or exercisable unless and until ~~the~~this amended and restated Plan shall have been approved by the Company’s stockholders.

17. SAVINGS CLAUSE

Notwithstanding any other provision hereof, this Plan is intended to qualify as a plan pursuant to which Incentive Stock Options may be issued under Section 422 of the Code. If this Plan or any provision of this Plan shall be held to be invalid or to fail to meet the requirements of Section 422 of the Code or the regulations promulgated thereunder, such invalidity or failure shall not affect the remaining parts of this Plan, but rather it shall be construed and enforced as if the Plan or the affected provision thereof, as the case may be, complied in all respects with the requirements of Section 422 of the Code.

18. AMENDMENT AND TERMINATION OF THE PLAN; MODIFICATION OF AWARDS

(a) The Board may at any time and from time to time suspend, terminate, modify or amend the Plan, provided that any amendment that requires stockholder approval under applicable law shall be contingent on such approval. Except as provided in Section 7 or 12 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted unless the written consent of the Participant is obtained.

(b) Modification of Awards. The Committee may modify an Award, provided that no modification to such Award shall materially reduce the participant’s rights or materially increase the participant’s obligations as determined by the Committee.

19. NONEXCLUSIVITY OF THE PLAN

Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Subsidiary now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentive plans.

20. NATURE OF PAYMENTS

(a) All Awards granted shall be in consideration of services performed for the Company by the Participant, except for inducement Awards, which shall be granted in consideration of a Participant’s agreement to perform services for the Company and are subject to revocation in the event that such services are not performed.

(b) All Awards granted shall constitute a special incentive benefit to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically otherwise provides.

21. NONUNIFORM DETERMINATIONS

The Committee’s determinations under this Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make nonuniform and selective determinations which may, inter alia, reflect the specific terms of individual employment agreements, and to enter into nonuniform and selective Award Agreements, as to the persons to receive Awards and the terms and conditions of Awards.

22. SECTION HEADINGS

The section headings contained herein are for the purpose of convenience only and are not intended to define or limit the contents of said sections.

Adopted, as amended and restated, by the Board of Directors on ~~March 25, 2002.~~                , 2004.

EURONET WORLDWIDE, INC.

C/O EQUISERVE TRUST COMPANY N.A.

P.O. BOX 8694

EDISON, NJ 08818-8694

[EURCM—EURONET WORLDWIDE] [FILE NAME: ZEURC1.ELX] [VERSION—(1)] [04/14/04] [orig. 04/14/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

Without limiting the general powers hereby conferred, with respect to Euronet’s proposal to elect directors, the shares of Common Stock represented by this proxy are to be:

DIRECTORS

1. Nominees: (01) Michael J Brown (02) M. Jeannine Strandjord (03) Andrew B. Schmitt

FOR ALL NOMINEES

WITHHOLD FROM ALL NOMINEES

For all nominees except as written above

PROPOSALS

FOR AGAINST ABSTAIN

2. Proposal to approve an amendment to the Euronet Worldwide, Inc. 2002 Employee Stock Incentive Plan allocating an additonal 1.5 million shares of Common Stock for distribution under such plan.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

Please sign exactly as your name(s) appear(s) on the books of Euronet. When shares of Common Stock are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature:

Date:

Signature:

Date: